STOCK FUNDS

Firstar Stellar Growth Equity Fund
Firstar Stellar Relative Value Fund
Firstar Stellar Science & Technology Fund
Firstar Stellar Fund
Firstar Stellar Capital Appreciation Fund
Firstar Stellar International Equity Fund

Combined Semi-Annual Report
May 31, 2000

(FIRSTAR STELLAR FUNDS LOGO)

President's Message

Dear Shareholder:

MID-YEAR REVIEW

With the Y2K "bug" vanquished, it was back to "business as usual" for investors
- that is, unexpectedly strong economic growth and unbelievably volatile financial markets. The U.S. economy continues to confound the pundits, combining robust growth and low unemployment with modest inflation. However, the jump in energy prices and a tight labor market have fostered a more aggressive Federal Reserve interest rate policy. Clearly, the Fed views the current pace of economic growth as "too fast," creating imbalances likely to accelerate inflation if left unchecked. Some observers believe the Fed is behind the curve and the inflation "genie" is already "out of the bottle." Others contend the Fed is wrongly applying "old" economy metrics to a fundamentally different "new" economy.

In our opinion, the foundation of our current economic success - robust economic growth with low inflation - rests on the twin pillars of global competition and improved productivity. U.S. productivity growth averaged 3.7% over the past twelve months and has averaged 2.3% per year since the end of the last recession.* Although Fed Chairman Alan Greenspan publicly questions the sustainability of today's productivity gains, the recent upsurge is far from unprecedented. The Golden Age of U.S. productivity growth, from 1950 to 1973, saw labor productivity grow at a 2.7% compound annual rate. Improved productivity tends to mean higher profits. Higher profits lead to more spending on productivity-enhancing technology. Further productivity gains lead to further profit improvements and the process repeats. Although final demand is surging, supply-side investment is growing even faster. Finally, Congressional approval of permanent normal trade relations with China is a reminder that global competition will only intensify.

ECONOMIC & MARKET OUTLOOK

Looking ahead, our investment strategy is predicated on the following trends:

 . Adjusted for inflation, U.S. final sales rose at a +6.9% annual rate in the first quarter of this year, representing the fastest growth rate of the current economic cycle.*

 . Consumer confidence remains near record levels reflecting strong income gains, low unemployment and the wealth effect from rising asset values.

 . Despite higher interest rates, cheap credit is still available to drive consumer spending.

 .  Like a tax increase, higher energy prices erode income gains.

 . Although much is made of the wealth effect from higher stock prices, the increase in home values has been the biggest wealth creator for the majority of Americans.

 . Higher mortgage rates are beginning to slow the housing market with decelerating price gains not far behind.

 . We believe the forty percent drop in the NASDAQ and ongoing stock market volatility will dampen consumer exuberance.

 .  Fed tightening is raising the dollar's exchange rate, making imports cheaper
   (holding down U.S. inflation) and exports less competitive (slowing the U.S. economy).

 . We believe signs of an economic slowdown are likely to emerge by the fall, allowing the Fed to shift to a neutral policy and bond prices to rally (what is good for bonds may be even better for stocks).

 . In the absence of the Treasury buy back, we believe long-term government bond yields would be higher and credit spreads (the difference in yield between a corporate bond and a government bond of equal maturity) narrower.

 . Today's high inflation-adjusted bond yields are attractive and we believe the widening in credit spreads creates opportunities to enhance bond portfolio returns.

 . Corporate profits are better-than-expected, reflecting ongoing gains from investments in productivity-enhancing technology and efficiencies from restructuring.

 . A "Jekyll and Hyde" stock market has emerged as "old economy" shares vie with the leading technology names for investor favor.

 . We believe the stock market will broaden out as the year progresses making portfolio diversification, complemented by security selection that emphasizes high quality companies with strong balance sheets, good earnings visibility and dominant industry positions, a winning strategy.

*     Source:  Department of Labor

In summary, we expect the Federal Reserve will successfully engineer a "soft landing" for the U.S. economy, extending this unprecedented period of economic prosperity. We believe slower growth will prevent inflation from accelerating further, yet corporate profitability should remain strong thanks to ongoing productivity gains and efficiencies achieved through restructuring and mergers. In short, we anticipate the advent of a more favorable environment for financial assets later in the year. As you peruse the following pages of this report, you will find a broad range of equity and fixed income products to help meet a wide variety of investment objectives. As always, we encourage you to contact us with your comments regarding portfolio performance or our investment strategy.

Thank you for your continued confidence in Firstar Stellar Funds.

Sincerely yours,

Firstar Investment Research & Management Company, LLC (FIRMCO)
Investment Policy Committee

John Blixen
Executive Vice President

Richard Burling
Senior Vice President, Director of Credit Research

Walter Dewey
Senior Vice President, Senior Portfolio Manager

Donald Keller
Senior Vice President, Senior Portfolio Manager

George Schupp
Senior Vice President, Director of Fixed Income

Marian Zentmyer, Committee Chairperson
Executive Vice President, Chief Equity Investment Officer

July 24, 2000

Investment Reviews

FIRSTAR STELLAR GROWTH EQUITY FUND

Q The stock market has been somewhat erratic over the past six months. How did this effect the performance of the Firstar Stellar Growth Equity Fund?

A The Firstar Stellar Growth Equity Fund had a very solid six months of performance versus the S&P 500* even though there was significant volatility. For the six months ended May 31, 2000, the Fund showed a total return of 7.78% on a no-load, net asset value basis (Class "Y" Shares)** versus the S&P 500 return of 2.90%. We continue to emphasize stocks of companies which we believe to be of very high quality with strong long term fundamentals. This means that we are taking a long term approach and are not making significant short term changes to try to play the volatility. With our emphasis on diversification and security selection, the Fund has been well positioned to weather the dramatic and quick rotations which have occurred in the market. This is why we continue to emphasize to investors to take the long term approach to investing and not to try to time the market or get nervous during weak market periods.

Q Which sectors of the market and which individual securities had a significant positive impact on the Fund's performance?

A Technology for the full six months, even with the weakness in April and May, had a tremendous positive impact on the Fund. This remains the high earnings growth area of the market. While valuations are high, we generally feel that they are justified because of the earnings expectations and the continued strong global demand for technology. Some of the names that helped in this area were Oracle which doubled during this time frame and Texas Instruments, Intel, EMC and Ericsson.

     The Fund also benefited from the rebound in health care stocks. This sector had under performed the market during 1999 and had reached attractive valuation levels. Our view on the "Graying of America" and the increased usage of medication still leads us to believe that this group will show good earnings growth, thus we maintained our weighting during last year's decline. That decision proved beneficial for the Fund during this six month period. Stocks with strength for us were Medtronic and both Warner Lambert and Pfizer, which are in the process of merging.

     Other stocks which helped the Fund were General Electric, Kohl's, Halliburton, Citigroup and AIG.

Q    What is your outlook for the balance of 2000?

A We are still expecting a positive market for the balance of 2000 as we finally get past the Fed rate hikes. This should allow more concentration on the generally solid earnings growth and help to move the market higher. Our belief is, however, that the market will remain volatile with continued rotation amongst the groups. Therefore, we expect to continue to remain well diversified and urge shareholders to take the long term approach to investing.

* Standard & Poor's 500 Stock Index, a composite index of 500 common stocks in industry, transportation, financial and public utility companies, can be used to compare to the total returns of funds whose portfolios are invested primarily in common stocks. This index is unmanaged and investments cannot be made in an index.
** Performance quoted reflects past performance and is not indicative of future results. Investment return and principal value will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. Total return for A Shares based on net asset value and adjusted for the 5.0% sales charge for the two months ended May 31, 2000 was (4.68)% and (9.92)%, respectively. Total return for B Shares based on net asset value and adjusted for the maximum contingent deferred sales charge of 5.0% for the six months ended May 31, 2000 was 7.58% and 2.58%, respectively.

FIRSTAR STELLAR RELATIVE VALUE FUND

Q How did the Firstar Stellar Relative Value Fund perform during the six months ended May 31, 2000?

A For the six months ended May 31, 2000, the Firstar Stellar Relative Value Fund had a total return of (0.15)% on a no-load, net asset value basis (Class "Y" Shares)*. The S&P 500 was up +2.90% and the Standard &
     Poor's 500/BARRA Value Index** was up +3.63% for the same time period.

Q What specific sectors impacted the performance of the Fund during the last six months?

A Some of the prior years weakest sectors such as utilities, health care and energy have been the best performing sectors in 2000. Despite the volatile performance of the technology sector, strong individual gains were seen by Intel Corporation and International Business Machines. These two stocks represent 16.5% of the total portfolio.

Q How have rising interest rates impacted the performance of the Fund and what is the future for "value" investing?

A Rising interest rates have had a negative impact on the financial sector and other economic sensitive areas such as basic materials and consumer cyclicals. The Fund has maintained a small cash position during the period of rising interest rates as a way to reduce volatility and take advantage of market opportunities.

     "Value" investing is poised to rebound from several years of being out of favor. As the Federal Reserve nears the end of the interest rate hikes, we feel investors will once again focus on quality, fundamentals and valuations. As the economy slows in the second half of 2000, the Fund should be positioned to benefit from the opportunities that will develop in the financial and consumer sectors.

FIRSTAR STELLAR SCIENCE & TECHNOLOGY FUND

Q Year to date, technology stocks have demonstrated significant volatility. During this period what areas of science and technology worked best for the Fund? What areas under performed? How did the Fund perform overall?***

A For the six months ended May 31, 2000, the Science & Technology Fund was up 19.78%. Our strategy was to focus on the established technology leaders like Sun Microsystems and Texas Instruments. With increased uncertainty in the market, investors are less willing to invest in emerging companies. Large established companies have more products to offer and typically have a larger customer base. The semiconductor industry has been the best performing technology industry, up 50% year-to-date. The semiconductor industry continues to benefit from telecommunication companies increasing their fiber optic and wireless networks. Examples of large companies supplying semiconductors to these areas are JDS Uniphase and Texas Instruments. JDS Uniphase makes pump lasers which are used to transmit voice and data over fiber optic networks. Texas Instruments is the largest supplier of Digital Signal Processors (DSP's) which are used to convert signals to digital. DSP's are used in the new digital cellular phones as well as new digital music devices such as MP3 players.

     Internet commerce names fared much worse than the majority of technology companies. Companies in this area were trading based upon their business model and not earnings. The market uncertainty caused most investors to leave the unproven companies for more established names. With our outlook being negative on these companies, we had limited exposure to this area of technology.

  * Performance quoted reflects past performance and is not indicative of future results. Investment return and principal value will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. Total return for A Shares based on net asset value and adjusted for the 5.0% sales charge for the six months ended May 31, 2000 was (0.38)% and (5.85)%, respectively. Total return for B Shares based on net asset value and adjusted for the maximum contingent deferred sales charge of 5.0% for the same period was (0.65)% and (5.61)%, respectively.
 ** Standard & Poor's 500/BARRA Value Index is a capitalization-weighted unmanaged index of all the stocks in the Standard & Poor's 500 Stock Index that have low price-to-book ratios.
*** Funds whose investments are concentrated in a specific industry, sector or geographic area may be subject to a higher degree of market risk than funds whose investments are diversified. The Fund may invest in initial public offerings (IPOs). IPOs may have a magnified performance impact on a fund with a small asset base.

Q Everybody seems to be talking about technology and the Internet. Where is the majority of this growth coming from?

A Two areas with continued growth prospects are enterprise software and wireless communications. With rising interest rates, corporate profitability should experience downward pressure. On the corporate level, technology spending is being used as a means to increase revenue and profitability of companies. Corporate spending is increasingly focused on software which allows a company to provide a higher quality experience when transacting business. The primary focus is Customer Relationship Management
     (CRM) Software. Siebel Systems, a large holding of the Science & Technology Fund, is the leading provider of CRM Software. Corporate spending on technology should continue to increase as companies look for ways to increase their profitability.

     The wireless industry is gaining continued focus as consumers and business attempt to become more mobile. Wireless devices have expanded from cellular telephones to portable devices. Current wireless devices can be used to keep contact information and allow sales people access to this information and wireless email. The new wireless devices are increasing the demand for semiconductors. This wireless boom is coming while semiconductor companies are increasing their spending on capital equipment. Semiconductor companies are expanding rapidly to keep up with their increasing demand for their products. The Information Age accompanied by the Internet is creating large growth for technology. Texas Instruments and Cree Inc. are examples of how the Science & Technology Fund has exposure to this growth industry.

Q After the fabulous year technology had in 1999, what is your outlook for technology for the next twelve months?

A According to the U.S. Department of Commerce, "Between 1995 and 1998, these IT-producers, while accounting for only about 8 percent of U.S. GDP, contributed on average 35 percent of the nation's real economic growth." Also, "in 1996 and 1997 (the last years for which detailed data are available), falling prices in IT-producing industries brought down overall inflation by an average 0.7 percentage points, contributing to the remarkable ability of the U.S. economy to control inflation and keep interest rates low in a period of historically low unemployment." The Internet is in its infancy when you compare current users to the number of global users possible. We are starting to see the Internet change the way companies do business with each other. Companies are learning that they can either embrace the Internet as a means of doing business or they will get passed by companies who have embraced this technology.

     The new year has changed the focus of corporate IT (Information Technology) departments from Y2K fixes to newer strategic technologies designed to either increase revenues or decrease the costs necessary to produce the companies goods or services. The leading-edge companies have just begun to implement a new electronic business model. This new e-business model requires that companies expand their Internet presence and update their internal legacy systems with software allowing the exchange of data throughout the entire company. With continued need for companies to increase their profitability we should continue to see increased technology spending.

FIRSTAR STELLAR FUND

Q How did the multi-asset class approach of the Stellar Fund fare as the domestic stock market first soared and then retreated over the past six months?

A The Firstar Stellar Fund performed well for the six months ended May 31, 2000 with a return of 7.78% on a no-load, net asset value basis (Class "Y" Shares).* The Stellar Fund is a multi-asset fund designed to generate competitive total returns, but with lower volatility than other balanced funds. We will highlight the five asset classes as follows:

EQUITY

The equity market has been extremely volatile during this past six months. December was extremely strong with significant performance coming from technology and health care names. This trend generally continued early in 2000 with the market however, beginning to turn its back on some of the more esoteric technology companies. It then turned into a full route of tech names in April and May. We are in a period where we think the market will broaden and not be so reliant on technology names to advance. We believe however, that rotation will continue and therefore will remain strongly diversified.

* Performance quoted reflects past performance and is not indicative of future results. Investment return and principal value will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. Total return for A Shares based on net asset value and adjusted for the 5.0% sales charge for the six months ended May 31, 2000 was 7.65% and 1.71%, respectively. Total return for B Shares based on net asset value and adjusted for the maximum contingent deferred sales charge of 5.0% for the two months ended May 31, 2000 was (2.03)% and (6.93)%, respectively.

INTERNATIONAL*

International has been a mixed bag during this time with pockets of strength in Europe and significant weakness from Japan and the Asian countries. Further compounding the difficulties has been the strength of the dollar which has caused a diminution of returns when converted from local currencies to dollars. This segment still provides a good offset to the U.S. markets and offers a significant benefit to Stellar holders.

FIXED

Our outlook for 2000 started the year anticipating improved confidence and liquidity. We also thought interest rates would remain within a range, or even decline, for most of the year. While liquidity certainly returned in the first few months of the year, a stronger than expected economy resulted in interest rates rising steadily during the period. High quality (especially Treasury bonds) were the standout performers while low-grade corporate bonds suffered significant under performance. The Firstar Stellar Fund benefited from its Treasury bond holdings and overall high credit quality.

Increasing interest rates have certainly not helped returns. However, the bond market offers good values currently and this has provided us a tremendous opportunity to adjust portfolio holdings.

REIT'S

REIT'S have experienced two consecutive tough years with both 1998 and 1999 posting negative returns at (16.9)% and (4.5)% (Morgan Stanley REIT Index)**, respectively. The first quarter of 2000 brought some relief as the group rose 2.7% and names like Warren Buffett were mentioned as REIT buyers. Valuations have remained attractive for the group with earnings growth at 8% to 9% and the stocks trading at discounts to their net asset values. The market's perception of these stocks has shifted to a more positive stance with the group up nearly 10% through May of this year. Maintaining a full, diversified exposure to REIT's has aided the Fund's solid performance results relative to other balanced funds.

CASH EQUIVALENTS

Money market yields rose steadily through the period as the Federal Reserve engineered a 1% increase in the Federal funds rate from 5.5% to 6.5%. The benefit of holding cash equivalents is to reduce overall portfolio volatility. These instruments serve as the "shock absorber" in uncertain times as we have recently experienced with the equity market.

FIRSTAR STELLAR CAPITAL APPRECIATION FUND

Q The stock market seemed to continue its late year trend by showing strength in the smaller capitalization names. How did the Fund perform for this six months ended May 31, 2000?

A The market did continue to broaden over the last six months as investors moved towards the more attractive valuation levels which the mid-capitalization weighted securities seemed to represent. This resulted in the Firstar Stellar Capital Appreciation Fund returning 10.88% on a no-load, net asset value basis (Class "A" Shares)*** for the preceding six months, although most of that return took place in December, 1999. Still, relatively speaking, the mid-cap names did continue to perform well so far in 2000 versus the large-cap names. The multiples, we believe, are still very attractive for the stocks in this area and earnings growth rates are generally consistent with those of the larger names suggesting that the mid-cap market is still attractive.

  * Foreign investing involves special risks such as currency risk, increased volatility of foreign securities and differences in auditing and financial standards.
 ** The Morgan Stanley REIT Index is an unmanaged index comprised of the most actively traded real estate investment trusts.
*** Performance quoted reflects past performance and is not indicative of future results. Investment return and principal value will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost. Total return adjusted for the 5.0% sales charge on Class A Shares for the six months ended May 31, 2000 was 4.75%. Total return for B Shares based on net asset value and adjusted for the maximum contingent deferred sales charge of 5.0% for the two months ended May 31, 2000 was (8.19)% and (12.78)%, respectively.

Q What sectors or securities helped to drive the performance over the past six months?

A The fund continues to be overweighted in the technology sector which helped the Fund as the overall group did outperform the S&P Midcap 400 Index* over the six month time frame. We continue to like the growth opportunities that this sector and many of the names represent and therefore we currently are emphasizing the group. Some names which did well in this group included Applied Microcircuits, Xilinx, Cypress Semiconductors and Veritas. The Fund was also helped by the performance of the energy group which saw significant strength with the continued rise in oil prices and refining margins. This helped names such as Global Marine and Weathorford. Lastly, health care bounced back after a disappointing 1999. Valuations in the group had become too cheap for the expected earnings growth. Here the Fund was helped by names such as IVAX and Forest Labs. Other strong stocks were Vishay and Dycom.

Q    What do you see looking forward?

A As mentioned above, the mid-cap market still appears to be very attractively valued versus the large-cap market for very similar earnings growth. We believe investors will continue to focus on this fact and we will therefore continue to see a broader based market. This should be very good for the stocks which make up the Capital Appreciation Fund.
     Therefore, for investors who are willing to take the risk that the mid-cap market represents we think the Fund represents an excellent vehicle for participation.

FIRSTAR STELLAR INTERNATIONAL EQUITY FUND

Q The international markets recovered nicely in 1999 after the weakness in 1998. Has the trend continued so far in 2000?**

A The international markets, as measured by EAFE***, have not continued the rebound in 2000 that was started in 1999. The markets have not moved together, as we have seen random pockets of strength and weakness in various regions. Generally, we have seen positive results from the European markets, except for Britain, but tremendous weakness in Japan and the Far East. This weakness in Japan was in contrast to the positive returns for most of 1999. The Japanese economy continues to struggle with negative GDP growth and deflationary conditions. Expectations remain that the Government's efforts will alleviate these situations, but they remain very destructive in the near term. Further compounding the weak returns has been the strength in the U.S. dollar. Thus, when local returns are converted into dollars, returns have been diminished.

Q With that being the case, how has the International Equity Fund performed during this six month period?

A During this six month period, the International Equity Fund returned 3.70% or 2.12% adjusted for the 1.5% sales charge which exceeded the EAFE return of 0.03% for the same time frame. The Fund has generally been underexposed to the Far Eastern markets and in particular Japan. This has helped the performance from a relative standpoint. Most international economies remain on fairly solid footing and the markets appear to represent good value.
     For investors who are willing to take the risk of international investing, we believe the fund of funds concept, which we use, gives investors a great way to play this concept.

  * The S&P Midcap 400 Index is an unmanaged index of 400 domestic stocks created by Standard & Poor's Corporation which measures the performance of the mid-range section of the U.S. stock market.
 ** Foreign investing involves special risks including currency risk, increased volatility of foreign securities, and differences in auditing and other financial standards.
*** The Europe, Australasia and Far East (EAFE) Index is a market capitalization weighted foreign securities index, which is widely used to measure the performance of European, Australian, New Zealand and Far Eastern stock markets. This index is unmanaged and investments cannot be made in the index.

Portfolios of Investments

Firstar Stellar Growth Equity Fund      May 31, 2000 (Unaudited)

 CONTRACTS,
   SHARES
OR PRINCIPAL
   AMOUNT                                                             VALUE
------------                                                          -----
COMMON STOCKS - 97.0%

AEROSPACE - 0.2%
      25,000    Lockheed Martin Corp.                                $612,500
                                                                 ------------

AIRLINES - 0.7%
      45,000    UAL Corp. *                                         2,317,500
                                                                 ------------

AUTOMOBILE - 0.8%
      55,000    Ford Motor Co.                                      2,670,938
                                                                 ------------

BANKING - 5.3%
      37,812    Bank of America Corp.                               2,100,929
     117,500    Citigroup Inc.                                      7,307,031
      65,000    FleetBoston Financial Corp.                         2,457,812
      22,100    J.P. Morgan & Co., Inc.                             2,845,375
      55,000    Wells Fargo & Co.                                   2,488,750
                                                                 ------------
                Total                                              17,199,897
                                                                 ------------

BROADCASTING - 1.2%
      52,000    Clear Channel Communications, Inc. *                3,893,500
                                                                 ------------

BROKERAGE SERVICES - 2.0%
      22,000    Merrill Lynch & Co., Inc.                           2,169,750
      60,000    Morgan Stanley, Dean Witter & Co.                   4,316,250
                                                                 ------------
                Total                                               6,486,000
                                                                 ------------

CHEMICALS - 1.3%
      28,000    Dow Chemical Co.                                    2,997,750
      35,000    Rohm and Haas Co.                                   1,194,375
                                                                 ------------
                Total                                               4,192,125
                                                                 ------------

COMMUNICATION EQUIPMENT - 3.3%
      80,092    Lucent Technologies, Inc.                           4,595,279
     292,000    Telefonaktiebolaget LM Ericsson,
                  Class B, ADR                                      5,986,000
                                                                 ------------
                Total                                              10,581,279
                                                                 ------------

COMPUTER PERIPHERAL - 4.0%
      80,000    EMC Corp. *                                         9,305,000
      50,000    Lexmark International Group, Inc.,
                  Class A *                                         3,487,500
                                                                 ------------
                Total                                              12,792,500
                                                                 ------------

COMPUTER PRODUCTS & SERVICES - 7.1%
      47,500    America Online, Inc. *                              2,517,500
     287,400    Cisco Systems, Inc. *                              16,363,837
      10,000    Juniper Networks, Inc. *                            1,751,875
      20,000    Hewlett-Packard Co.                                 2,402,500
                                                                 ------------
                Total                                              23,035,712
                                                                 ------------

COMPUTERS & SOFTWARE - 11.2%
      10,000    Adobe Systems Inc.                                  1,125,625
      96,000    Microsoft Corp. *                                   6,006,000
     139,000    Oracle Corp. *                                      9,990,625
      56,000    Siebel Systems, Inc. *                              6,552,000
     135,000    Sun Microsystems, Inc. *                           10,344,375
      20,000    VERITAS Software Corp. *                            2,330,000
                                                                 ------------
                Total                                              36,348,625
                                                                 ------------

COSMETICS & TOILETRIES - 0.5%
      25,000    Kimberly-Clark Corp.                                1,512,500
                                                                 ------------

DRUGS - 7.8%
      30,000    American Home Products Corp.                        1,616,250
      52,000    Bristol-Myers Squibb Co.                            2,863,250
      15,000    Genentech, Inc. *                                   1,610,625
     102,000    Merck & Co., Inc.                                   7,611,750
      78,000    Pfizer Inc.                                         3,475,875
      45,000    Warner-Lambert Co.                                  5,495,625
      60,000    Watson Pharmaceuticals, Inc. *                      2,647,500
                                                                 ------------
                Total                                              25,320,875
                                                                 ------------

ELECTRICAL EQUIPMENT - 2.4%
     145,500    General Electric Co.                                7,656,938
                                                                 ------------

ELECTRONICS - SEMICONDUCTORS - 2.4%
      65,000    Applied Materials, Inc. *                           5,427,500
      27,000    JDS Uniphase Corp. *                                2,376,000
                                                                 ------------
                Total                                               7,803,500
                                                                 ------------

ELECTRONIC TECHNOLOGY - 5.7%
      84,680    Intel Corp.                                        10,558,537
     110,000    Texas Instruments Inc.                              7,947,500
                                                                 ------------
                Total                                              18,506,037
                                                                 ------------

FOOD & BEVERAGE - 1.5%
      40,000    H. J. Heinz Co.                                     1,567,500
      83,000    PepsiCo, Inc.                                       3,377,062
                                                                 ------------
                Total                                               4,944,562
                                                                 ------------

GOVERNMENT AGENCY - 1.4%
      75,000    Fannie Mae                                          4,509,375
                                                                 ------------

HEALTH TECHNOLOGY - 0.8%
      50,000    Guidant Corp.                                       2,531,250
                                                                 ------------

HOUSEHOLD PRODUCTS - 2.4%
      90,000    Clorox Co.                                          3,566,250
      63,658    Procter & Gamble Co.                                4,233,257
                                                                 ------------
                Total                                               7,799,507
                                                                 ------------

INSURANCE - 3.8%
      85,000    Allstate Corp.                                      2,252,500
      89,013    American International Group, Inc.                 10,019,526
                                                                 ------------
                Total                                              12,272,026
                                                                 ------------

MACHINERY - 0.2%
      15,000    Caterpillar Inc.                                      573,750
                                                                 ------------

MANUFACTURING - 1.7%
      94,164    Illinois Tool Works Inc.                            5,467,397
                                                                 ------------

MEDICAL PRODUCTS & SERVICES - 2.8%
      62,250    Cardinal Health, Inc.                               4,038,469
      99,530    Medtronic, Inc.                                     5,138,236
                                                                 ------------
                Total                                               9,176,705
                                                                 ------------

METALS & MINING - 1.1%
      60,000    Alcoa Inc.                                          3,506,250
                                                                 ------------

MULTI-INDUSTRY - 0.7%
      41,058    Honeywell International Inc.                        2,245,359
                                                                 ------------

NATURAL GAS - 1.4%
      72,300    Coastal Corp.                                       4,437,413
                                                                 ------------

OFFICE & BUSINESS EQUIPMENT - 1.1%
      34,000    International  Business Machines Corp.              3,648,625
                                                                 ------------

OIL - 5.7%
       2,500    Ashland Inc.                                           87,344
      50,566    BP Amoco PLC, ADR                                   2,749,526
      45,000    Chevron Corp.                                       4,159,688
      64,238    Exxon Mobil Corp.                                   5,351,828
      30,000    Halliburton Co.                                     1,530,000
      42,000    Texaco Inc.                                         2,412,375
      50,000    Tosco Corp.                                         1,531,250
      25,000    Valero Energy Corp.                                   731,250
                                                                 ------------
                Total                                              18,553,261
                                                                 ------------

PRODUCER MANUFACTURING - 1.9%
     102,500    Parker-Hannifin Corp.                               4,272,969
      30,000    Textron, Inc.                                       1,882,500
                                                                 ------------
                Total                                               6,155,469
                                                                 ------------

RETAIL TRADE - 6.5%
     115,000    Federated Department Stores, Inc. *                 4,427,500
       5,000    Federated Department Stores, Inc.,
                  warrants, 12/19/2001 *                               70,938
      80,000    Gap (The), Inc.                                     2,805,000
     123,200    Kohl's Corp. *                                      6,375,600
      76,244    Safeway, Inc. *                                     3,516,754
      65,000    Wal-Mart Stores, Inc.                               3,745,625
                                                                 ------------
                Total                                              20,941,417
                                                                 ------------

TELECOMMUNICATIONS & EQUIPMENT - 6.4%
     100,000    Alcatel SA ADR                                      5,456,250
      37,500    AT&T Corp.                                          1,300,781
      23,040    Bell Atlantic Corp.                                 1,218,240
      56,000    BellSouth Corp.                                     2,614,500
      15,600    GTE Corp.                                             986,700
      20,000    Nokia Corp., ADR                                    1,040,000
      25,000    Nortel Networks Corp.                               1,357,813
       3,000    QUALCOMM Inc. *                                       199,125
      46,000    Vodafone Group PLC, ADR                             2,107,375
     122,500    WorldCom, Inc. *                                    4,609,063
                                                                 ------------
                Total                                              20,889,847
                                                                 ------------

UTILITIES - ELECTRIC - 1.7%
      30,000    Duke Energy Corp.                                   1,747,500
      65,000    GPU, Inc.                                           1,836,250
      50,000    TXU Corp.                                           1,787,500
                                                                 ------------
                Total                                               5,371,250
                                                                 ------------
TOTAL COMMON STOCKS
  (IDENTIFIED COST $178,228,810)                                  313,953,889
                                                                 ------------

CALL OPTIONS PURCHASED - 0.0%
         200    Bestfoods, expires 6/17/2000, exercise
                  price $65                                            58,750
                                                                 ------------
TOTAL CALL OPTIONS PURCHASED
  (IDENTIFIED COST $61,850)                                            58,750
                                                                 ------------

SHORT-TERM INVESTMENTS - 3.1%

MONEY MARKET MUTUAL FUNDS - 1.3%
   1,751,986    Lindner Government
                  Money Market Fund                                 1,751,986
   2,500,000    RNC Money Market Fund                               2,500,000
                                                                 ------------
                Total Money Market Mutual Funds                     4,251,986
                                                                 ------------

REPURCHASE AGREEMENT - 1.8%
  $5,898,000    Donaldson, Lufkin and Jenrette
                  Securities Corp., 6.40%, dated
                  5/31/2000, due 6/1/2000,
                  repurchase price $5,899,048
                  (Collateralized by U.S.
                  Government Securities)                            5,898,000
                                                                 ------------
TOTAL SHORT-TERM INVESTMENTS
  (IDENTIFIED COST $10,149,986)                                    10,149,986
                                                                 ------------

TOTAL INVESTMENTS - 100.1%
  (IDENTIFIED COST $188,440,646)                                  324,162,625
                                                                 ------------
LIABILITIES, LESS OTHER ASSETS - (0.1)%                              (189,710)
                                                                 ------------
TOTAL NET ASSETS - 100.0%                                        $323,972,915
                                                                 ============

SCHEDULE OF CALL OPTIONS WRITTEN
         150    America Online, Inc., expires
                  7/22/2000, exercise price $75                        $5,625
         100    Kimberly-Clark Corp., expires
                  7/22/2000, exercise price $55                        68,750
         400    Kohl's Corp., expires 7/22/2000,
                  exercise price $45                                  360,000
         100    Procter & Gamble Co., expires
                  7/22/2000, exercise price $90                         1,250
                                                                 ------------
TOTAL CALL OPTIONS WRITTEN
  (PREMIUMS RECEIVED $334,814)                                        435,625
                                                                 ------------

SCHEDULE OF PUT OPTIONS WRITTEN
         100    Safeway, Inc., expires 6/17/2000,
                  exercise price $32.50                                 1,250
                                                                 ------------
TOTAL PUT OPTIONS WRITTEN
  (PREMIUMS RECEIVED $7,100)                                            1,250
                                                                 ------------
TOTAL OPTIONS WRITTEN
  (PREMIUMS RECEIVED $341,914)                                       $436,875
                                                                 ============

*       Non-income producing

ADR  --   American Depository Receipt
PLC  --   Public Limited Company

                      (See Notes to Financial Statements.)

Firstar Stellar Relative Value Fund    May 31, 2000 (Unaudited)

 SHARES OR
 PRINCIPAL
   AMOUNT                                                             VALUE
 ---------                                                            -----
COMMON STOCKS - 95.4%

AEROSPACE - 2.4%
     240,625    Honeywell, Inc.                                   $13,159,180
                                                                 ------------

APPLIANCES - 1.0%
     100,000    Whirlpool Corp.                                     5,668,750
                                                                 ------------

AUTOMOBILE - 2.0%
     130,000    Ford Motor Co.                                      6,313,125
      65,000    General Motors Corp.                                4,590,625
                                                                 ------------
                Total                                              10,903,750
                                                                 ------------

AUTOMOTIVE & RELATED - 1.1%
     130,000    Goodyear Tire & Rubber Co.                          3,233,750
      50,000    Johnson Controls, Inc.                              2,846,875
                                                                 ------------
                Total                                               6,080,625
                                                                 ------------

BANKS & SAVINGS INSTITUTIONS - 15.4%
     243,230    AmSouth Bancorporation                              4,393,342
     130,000    Bank of America Corp.                               7,223,125
     300,000    Bank of New York Co., Inc.                         14,081,250
     322,500    Citigroup Inc.                                     20,055,469
     192,500    First Financial Bancorp                             3,416,875
     165,000    First Tennessee National Corp.                      3,382,500
     300,000    KeyCorp                                             6,300,000
     200,000    Mellon Financial Corp.                              7,712,500
     160,000    North Fork Bancorporation, Inc.                     2,650,000
     100,000    PNC Financial Services Corp.                        5,037,500
     100,000    TCF Financial Corp.                                 2,618,750
     250,000    Union Planters Corp.                                7,812,500
                                                                 ------------
                Total                                              84,683,811
                                                                 ------------

COMPUTER SOFTWARE - 2.0%
     170,000    Microsoft Corp. *                                  10,635,625
                                                                 ------------

DRUGS - 12.7%
     200,000    American Home Products Corp.                       10,775,000
     260,000    Bristol-Myers Squibb Co.                           14,316,250
     207,000    Merck & Co., Inc.                                  15,447,375
     275,000    Pharmacia Corp.                                    14,282,813
     240,000    Smithkline Beecham Corp., ADR                      15,165,000
                                                                 ------------
                Total                                              69,986,438
                                                                 ------------

ELECTRICAL EQUIPMENT - 4.3%
     450,000    General Electric Co.                               23,681,250
                                                                 ------------

ELECTRONICS - 9.1%
     400,000    Intel Corp.                                        49,875,000
                                                                 ------------

ENERGY - 2.3%
     100,000    Duke Energy Corp.                                   5,825,000
     190,000    TXU Corp.                                           6,792,500
                                                                 ------------
                Total                                              12,617,500
                                                                 ------------

HOUSEHOLD PRODUCTS - 4.5%
     230,000    Gillette Co.                                        7,676,250
     260,000    Procter & Gamble Co.                               17,290,000
                                                                 ------------
                Total                                              24,966,250
                                                                 ------------

INSURANCE - 2.8%
     170,000    Cincinnati Financial Corp.                          6,823,906
     700,000    Ohio Casualty Corp.                                 8,356,250
                                                                 ------------
                Total                                              15,180,156
                                                                 ------------

MANUFACTURING - 1.7%
     160,000    Lucent Technologies Inc.                            9,180,000
                                                                 ------------

MISC. FINANCIAL SERVICES - 2.2%
     225,000    American Express Co.                               12,107,813
                                                                 ------------

OFFICE & BUSINESS EQUIPMENT - 7.4%
     380,000    International Business Machines Corp.              40,778,750
                                                                 ------------

OIL - 9.0%
     114,800    BP Amoco PLC, ADR                                   6,242,250
     195,382    Exxon Mobil Corp.                                  16,277,763
     156,000    Royal Dutch Petroleum Co., ADR                      9,740,250
     300,000    Texaco, Inc.                                       17,231,250
                                                                 ------------
                Total                                              49,491,513
                                                                 ------------

PHOTO EQUIPMENT & SUPPLIES - 0.8%
      70,000    Eastman Kodak Co.                                   4,182,500
                                                                 ------------

RETAILING & APPAREL - 2.7%
     200,000    Federated Department Stores, Inc. *                 7,700,000
     400,000    J.C. Penney Company, Inc.                           7,250,000
                                                                 ------------
                Total                                              14,950,000
                                                                 ------------

TELECOMMUNICATIONS - 9.1%
     253,500    AT&T Corp.                                          8,793,282
     800,000    BroadWing Inc. *                                   19,050,000
      67,000    Cable & Wireless Communications
                  PLC, ADR                                          3,324,875
     152,000    GTE Corp.                                           9,614,000
     195,000    Vodafone AirTouch PLC, ADR                          8,933,435
                                                                 ------------
                Total                                              49,715,592
                                                                 ------------

TOBACCO - 1.7%
     350,000    Philip Morris Cos., Inc.                            9,143,750
                                                                 ------------

UTILITIES - ELECTRIC - 1.2%
     250,000    Cinergy Corp.                                       6,656,250
                                                                 ------------
TOTAL COMMON STOCKS
  (IDENTIFIED COST $290,029,469)                                  523,644,503
                                                                 ------------

SHORT-TERM INVESTMENT - 6.5%

REPURCHASE AGREEMENT - 6.5%
 $35,440,000    Donaldson, Lufkin and Jenrette
                  Securities Corp., 6.40%, dated
                  5/31/2000, due 6/1/2000, repurchase
                  price $35,446,296 (Collateralized by
                  U.S. Government Securities)                      35,440,000
                                                                 ------------
TOTAL SHORT-TERM INVESTMENT
  (IDENTIFIED COST $35,440,000)                                    35,440,000
                                                                 ------------
TOTAL INVESTMENTS - 101.9%
  (IDENTIFIED COST $325,469,469)                                  559,084,503
                                                                 ------------
LIABILITIES, LESS OTHER ASSETS - (1.9)%                           (10,170,018)
                                                                 ------------
TOTAL NET ASSETS - 100.0%                                        $548,914,485
                                                                 ============

*       Non-income producing

ADR  --   American Depository Receipt
PLC  --   Public Limited Company

                      (See Notes to Financial Statements.)

Firstar Stellar Science & Technology Fund      May 31, 2000 (Unaudited)

  SHARES,
CONTRACTS OR
 PRINCIPAL
   AMOUNT                                                            VALUE
 ---------                                                           -----
COMMON STOCKS - 95.5%

COMPUTER PERIPHERAL - 4.7%
      23,681    EMC Corp. *                                        $2,754,396
      23,000    Immersion Corp. *                                     373,750
      23,400    Lexmark International Group, Inc.,
                  Class A *                                         1,632,150
                                                                 ------------
                Total                                               4,760,296
                                                                 ------------

COMPUTER PRODUCTS & SERVICES - 11.7%
      28,200    Ariba, Inc. *                                       1,469,925
      13,400    Brocade Communications Systems, Inc. *              1,580,363
      50,600    Cisco Systems, Inc. *                               2,881,037
      23,400    Foundry Networks, Inc. *                            1,475,663
      14,800    Juniper Networks, Inc.*                             2,592,775
      11,000    Network Appliance, Inc. *                             710,187
       9,400    Yahoo! Inc. *                                       1,062,788
                                                                 ------------
                Total                                              11,772,738
                                                                 ------------

COMPUTERS - 3.3%
      13,000    Dell Computer Corp. *                                 560,625
      36,700    Sun Microsystems, Inc. *                            2,812,138
                                                                 ------------
                Total                                               3,372,763
                                                                 ------------

COMPUTER SOFTWARE - 20.9%
      30,000    Active Software, Inc. *                             1,076,250
      19,700    Adobe Systems Inc.                                  2,217,481
      64,700    BroadVision, Inc. *                                 2,317,069
       7,000    Check Point Software
                  Technologies Ltd. *                               1,315,125
      34,600    Citrix Systems, Inc. *                              1,820,825
      12,000    IONA Technologies PLC, ADR *                          524,250
      13,900    Microsoft Corp. *                                     869,619
      14,800    Nuance Communications Inc. *                          584,600
      24,000    Oracle Corp. *                                      1,725,000
      15,000    Phone.com, Inc. *                                   1,049,063
      23,900    Siebel Systems, Inc. *                              2,796,300
      21,900    Symantec Corp. *                                    1,439,925
      29,175    VERITAS Software Corp. *                            3,398,888
                                                                 ------------
                Total                                              21,134,395
                                                                 ------------

DRUGS - 8.1%
      15,100    American Home Products Corp.                          813,512
      10,000    Bristol-Myers Squibb Co.                              550,625
       4,000    Genentech, Inc. *                                     429,500
      10,600    MedImmune, Inc. *                                   1,646,975
       6,000    Millennium Pharmaceuticals, Inc. *                    501,750
      17,600    Schering-Plough Corp.                                 851,400
      10,400    Sepracor Inc. *                                       994,500
      14,000    Warner-Lambert Co.                                  1,709,750
      14,600    Watson Pharmaceuticals, Inc. *                        644,225
                                                                 ------------
                Total                                               8,142,237
                                                                 ------------

ELECTRONICS - 0.9%
      25,000    ANADIGICS, Inc. *                                     867,188
                                                                 ------------

ELECTRONICS - SEMICONDUCTORS - 23.9%
      30,900    Applied Materials, Inc. *                           2,580,150
      22,800    Applied Micro Circuits Corp. *                      2,262,900
      17,500    Bookham Technology plc, ADR                           852,031
      10,000    Cree, Inc. *                                        1,214,844
      20,500    EMCORE Corp. *                                      1,327,375
      19,300    Intel Corp.                                         2,406,469
      32,350    JDS Uniphase Corp. *                                2,846,800
      19,000    Lam Research Corp. *                                  610,375
      18,600    PMC-Sierra, Inc. *                                  2,850,450
      29,600    QLogic Corp. *                                      1,454,100
      17,000    SDL, Inc. *                                         3,851,562
      35,900    Vitesse Semiconductor Corp. *                       1,817,438
                                                                 ------------
                Total                                              24,074,494
                                                                 ------------
ELECTRONIC TECHNOLOGY - 2.8%
      39,800    Texas Instruments Inc.                              2,875,550
                                                                 ------------

HEALTH TECHNOLOGY - 2.0%
      11,200    Abgenix, Inc. *                                       884,800
       8,200    PE Corp. - Celera Genomics Group *                    456,125
      12,500    Guidant Corp.                                         632,812
                                                                 ------------
                Total                                               1,973,737
                                                                 ------------

INDUSTRIAL AUTOMATION - 0.7%
      13,000    PRI Automation, Inc. *                                668,078
                                                                 ------------

MEDICAL PRODUCTS & SERVICES - 2.4%
      26,500    Amgen Inc. *                                        1,686,062
      14,900    Medtronic, Inc.                                       769,212
                                                                 ------------
                Total                                               2,455,274
                                                                 ------------

OFFICE & BUSINESS EQUIPMENT - 1.5%
      14,500    International Business Machines Corp.               1,556,031
                                                                 ------------

TELECOMMUNICATIONS & EQUIPMENT - 12.6%
      28,800    Comverse Technology, Inc. *                         2,631,600
      20,400    Copper Mountain Networks, Inc. *                    1,704,675
      60,000    General Magic, Inc. *                                 157,500
      36,100    Lucent Technologies, Inc.                           2,071,238
      43,000    Netro Corp. *                                       1,284,625
      52,400    Nokia Corp.,  ADR                                   2,724,800
      10,400    QUALCOMM Inc. *                                       690,300
      12,400    VoiceStream Wireless Corp. *                        1,419,800
                                                                 ------------
                Total                                              12,684,538
                                                                 ------------
TOTAL COMMON STOCKS
  (IDENTIFIED COST $81,760,200)                                    96,337,319
                                                                 ------------

CALL OPTIONS PURCHASED - 0.0%
         250    Intel Corp., expires 7/22/2000,
                  exercise price @ $140                                10,937
                                                                 ------------
TOTAL CALL OPTIONS PURCHASED
  (IDENTIFIED COST $20,100)                                            10,937
                                                                 ------------

SHORT-TERM INVESTMENT - 5.3%

REPURCHASE AGREEMENT - 5.3%
  $5,331,000    Donaldson, Lufkin and Jenrette
                  Securities Corp., 6.40%, dated
                  5/31/2000, due 6/1/2000,
                  repurchase price $5,331,947
                  (Collateralized by U.S.
                  Government Securities)                            5,331,000
                                                                 ------------
TOTAL SHORT-TERM INVESTMENT
  (IDENTIFIED COST $5,331,000)                                      5,331,000
                                                                 ------------
TOTAL INVESTMENTS - 100.8%
  (IDENTIFIED COST $87,111,300)                                   101,679,256
                                                                 ------------
LIABILITIES, LESS OTHER ASSETS - (0.8)%                              (794,656)
                                                                 ------------
TOTAL NET ASSETS - 100.0%                                        $100,884,600
                                                                 ============

SCHEDULE OF PUT OPTIONS WRITTEN
          18    Ariba, Inc., expires 7/22/2000,
                  exercise price $100                                 $86,625
          50    BroadVision, Inc., expires 6/17/2000,
                  exercise price $55                                   98,125
          50    Citrix Systems, Inc., expires 7/22/2000,
                  exercise price $60                                   55,000
          50    E-Tek Dynamics, Inc., expires 7/22/2000,
                  exercise price $230                                 255,625
          50    IONA Technologies PLC, ADR,
                  expires 6/17/2000, exercise price $55                57,500
         100    QLogic Corp., expires 7/22/2000,
                  exercise price $75                                  246,250
          50    SDL, Inc., expires 7/22/2000,
                  exercise price $130                                  17,500
                                                                 ------------
TOTAL PUT OPTIONS WRITTEN
  (PREMIUMS RECEIVED $869,017)                                       $816,625
                                                                 ============

*       Non-income producing

ADR -- American Depository Receipt
PLC -- Public Limited Company

                      (See Notes to Financial Statements.)

Firstar Stellar Fund   May 31, 2000 (Unaudited)

 SHARES OR
 PRINCIPAL
   AMOUNT                                                             VALUE
 ---------                                                            -----
U.S. EQUITIES - 21.3%

BASIC INDUSTRY - 0.3%

CHEMICALS - 0.1%
       1,000    Dow Chemical Co.                                     $107,062
                                                                  -----------

METALS & MINING - 0.2%
       2,600    Alcoa Inc.                                            151,938
                                                                  -----------
TOTAL BASIC INDUSTRY                                                  259,000
                                                                  -----------

CAPITAL GOODS - 8.2%

COMPUTER PERIPHERAL - 0.4%
       4,000    Lexmark International
                  Group, Inc., Class A*                               279,000
                                                                  -----------
COMPUTERS & SOFTWARE - 4.8%
       4,000    BMC Software, Inc. *                                  176,000
      14,800    Lucent Technologies Inc.                              849,150
      19,000    Oracle Corp. *                                      1,365,625
      19,800    Sun Microsystems, Inc. *                            1,517,175
                                                                  -----------
                Total                                               3,907,950
                                                                  -----------

ELECTRICAL EQUIPMENT - 0.9%
       5,400    Emerson Electric Co.                                  318,600
       8,100    General Electric Co.                                  426,263
                                                                  -----------
                Total                                                 744,863
                                                                  -----------

ELECTRONICS - 2.1%
      14,000    Intel Corp.                                         1,745,624
                                                                  -----------
TOTAL CAPITAL GOODS                                                 6,677,437
                                                                  -----------

CONSUMER CYCLICAL - 2.3%

RETAILING & APPAREL - 2.3%
      18,000    Gap (The), Inc.                                       631,125
       9,000    Safeway, Inc. *                                       415,125
      15,000    Wal-Mart Stores, Inc.                                 864,375
                                                                  -----------
                Total                                               1,910,625
                                                                  -----------
TOTAL CONSUMER CYCLICAL                                             1,910,625
                                                                  -----------

CONSUMER STAPLES - 1.3%

FOOD & BEVERAGE - 0.9%
      18,000    Sysco Corp.                                           754,875
                                                                  -----------

HOUSEHOLD PRODUCTS - 0.4%
       5,000    Procter & Gamble Co.                                  332,500
                                                                  -----------
TOTAL CONSUMER STAPLES                                              1,087,375
                                                                  -----------

ENERGY - 1.7%

ENERGY SERVICE & EQUIPMENT - 0.4%
       4,000    Schlumberger Ltd.                                     294,250
                                                                  -----------

INTERNATIONAL OIL - 0.7%
       6,600    Exxon Mobil Corp.                                     549,863
                                                                  -----------

NATURAL GAS - 0.6%
       8,500    Coastal Corp.                                         521,687
                                                                  -----------
TOTAL ENERGY                                                        1,365,800
                                                                  -----------

FINANCE - 3.3%

INSURANCE - 1.0%
       7,500    American International Group, Inc.                    844,219
                                                                  -----------
OTHER FINANCE - 2.3%
       9,967    Citigroup Inc.                                        619,823
       7,200    Fannie Mae                                            432,900
      12,000    Morgan Stanley, Dean Witter & Co.                     863,250
                                                                  -----------
                Total                                               1,915,973
                                                                  -----------
TOTAL FINANCE                                                       2,760,192
                                                                  -----------

HEALTH CARE - 1.8%

MEDICAL DEVICES - 1.3%
      13,000    Guidant Corp.                                         658,125
       7,762    Medtronic, Inc.                                       400,712
                                                                  -----------
                Total                                               1,058,837
                                                                  -----------

PHARMACEUTICALS - 0.5%
       8,000    Bristol-Myers Squibb Co.                              440,500
                                                                  -----------
TOTAL HEALTH CARE                                                   1,499,337
                                                                  -----------

MANUFACTURING - 0.5%
       7,000    Honeywell International Inc.                          382,813
                                                                  -----------

MUTUAL FUND - 0.5%
      19,087    Gateway Cincinnati Fund                               369,910
                                                                  -----------

TELECOMMUNICATIONS - 1.4%
       5,600    GTE Corp.                                             354,200
       8,044    SBC Communications, Inc.                              351,422
      12,000    WorldCom, Inc. *                                      451,500
                                                                  -----------
TOTAL TELECOMMUNICATIONS                                            1,157,122
                                                                  -----------

TOTAL U.S. EQUITIES
  (IDENTIFIED COST $6,466,818)                                     17,469,611
                                                                  -----------

INTERNATIONAL SECURITIES - 19.0%

INTERNATIONAL EQUITIES - 17.4%

AUSTRALIA - 1.0%
      11,900    News Corp., Ltd., ADR                                 542,194
       6,700    News Corp., Ltd., ADR, Preferred                      262,556
                                                                  -----------
                Total                                                 804,750
                                                                  -----------

CANADA - 1.2%
      18,800    Nortel Networks Corp.                               1,021,074
                                                                  -----------

DENMARK - 0.5%
       4,500    Novo-Nordisk, ADR                                     369,843
                                                                  -----------

FINLAND - 1.5%
      24,000    OY Nokia AB, Class A, ADR                           1,248,000
                                                                  -----------

FRANCE - 0.9%
      10,000    Alcatel Alsthom, ADR                                  545,625
       1,900    Elf Aquitaine SA, ADR                                 195,819
                                                                  -----------
                Total                                                 741,444
                                                                  -----------

GERMANY - 1.0%
       3,000    Commerzbank AG, Frankfurt, ADR                        109,480
       8,000    SAP AG, ADR                                           343,000
       2,500    Siemens AG, ADR                                       368,179
                                                                  -----------
                Total                                                 820,659
                                                                  -----------

HONG KONG - 0.2%
      25,000    Sun Hung Kai Properties Ltd., ADR                     152,400
                                                                  -----------

ITALY - 1.1%
      20,000    Luxottica Group S.p.A., ADR                           462,500
       3,100    Telecom Italia S.p.A., ADR                            430,513
                                                                  -----------
                Total                                                 893,013
                                                                  -----------

JAPAN - 0.8%
       7,300    Canon, Inc., ADR                                      338,538
       3,600    Sony Corp., ADR                                       328,275
                                                                  -----------
                Total                                                 666,813
                                                                  -----------

MEXICO - 0.3%
       4,600    Telefonos de Mexico, Class L, ADR                     223,962
                                                                  -----------

NETHERLANDS - 1.5%
       4,000    Heineken NV, ADR                                      204,214
       8,880    Koninklijke Philips Electronics NV, ADR               392,385
      10,500    Royal Dutch Petroleum Co., ADR                        655,594
                                                                  -----------
                Total                                               1,252,193
                                                                  -----------

SPAIN - 0.6%
       6,600    Repsol SA, ADR                                        139,012
       5,691    Telefonica SA, ADR                                    346,440
                                                                  -----------
                Total                                                 485,452
                                                                  -----------

SWEDEN - 1.1%
      42,000    Telefonaktiebolaget LM Ericsson,
                  Class B, ADR                                        861,000
                                                                  -----------

SWITZERLAND - 0.7%
       2,000    Roche Holding AG, ADR                                 210,031
         800    Zurich Allied AG                                      391,740
                                                                  -----------
                Total                                                 601,771
                                                                  -----------

UNITED KINGDOM - 5.0%
      11,500    BP Amoco PLC, ADR                                     625,312
       4,000    British Sky Broadcasting Group plc, ADR               447,500
      13,800    Cable & Wireless
                  Communications PLC, ADR                             684,825
       2,500    COLT Telecom Group plc, ADR *                         355,000
       4,000    Reuters Holdings PLC, ADR                             355,500
       4,000    Smithkline Beecham Corp., ADR                         252,750
      23,792    Vodafone AirTouch PLC, ADR                          1,089,989
       4,000    WPP Group plc, ADR                                    242,250
                                                                  -----------
                Total                                               4,053,126
                                                                  -----------
TOTAL INTERNATIONAL EQUITIES                                       14,195,500
                                                                  -----------

CLOSED-END INVESTMENT COMPANIES - 1.6%
       6,500    iShares MSCI Italy Index Fund                         160,062
       8,000    Italy Fund, Inc. (The)                                141,000
      13,500    Mexico Fund (The)                                     183,094
      53,300    Morgan Stanley Asia-Pacific Fund                      506,350
      45,100    Templeton Dragon Fund, Inc.                           357,981
                                                                  -----------
TOTAL CLOSED-END INVESTMENT COMPANIES                               1,348,487
                                                                  -----------
TOTAL INTERNATIONAL SECURITIES
  (IDENTIFIED COST $7,270,455)                                     15,543,987
                                                                  -----------

REAL ESTATE INVESTMENT TRUSTS - 19.3%
      13,000    Apartment Investment and
                  Management Co.                                      520,812
      20,000    Archstone Communities Trust                           448,750
      23,756    Avalonbay Communities, Inc.                           944,301
      30,000    BRE Properties, Inc., Class A                         808,125
      12,000    Boston Properties, Inc.                               419,250
      10,000    Brandywine Realty Trust                               176,875
      15,000    CBL & Associates Properties, Inc.                     363,750
      13,000    Camden Property Trust                                 364,812
      39,000    Catellus Development Corp. *                          524,063
      15,000    Chelsea GCA Realty, Inc.                              507,188
      20,000    Developers Diversified Realty Corp.                   288,750
      34,000    Duke-Weeks Realty Corp.                               733,125
      25,000    EastGroup Properties, Inc.                            537,500
      29,875    Equity Office Properties Trust                        793,555
       9,000    Equity Residential Properties Trust                   401,625
       8,000    Franchise Finance Corp. of America                    180,500
      10,000    Healthcare Realty Trust, Inc.                         166,250
      38,000    Host Marriott Corp.                                   365,750
      22,250    Kimco Realty Corp.                                    901,125
      12,000    Koger Equity, Inc.                                    214,500
      35,000    LaSalle Hotel Properties                              490,000
      13,000    Liberty Property Trust                                325,000
       7,000    Macerich Co. (The)                                    152,687
      25,000    Mack-Cali Realty Corp.                                675,000
      21,000    MeriStar Hospitality Corp.                            399,000
      19,000    Mills Corp. (The)                                     336,062
      32,000    Pacific Gulf Properties, Inc.                         740,000
      12,000    Public Storage, Inc.                                  267,750
       8,000    Realty Income Corp.                                   189,000
      10,000    Reckson Associates Realty Corp.                       219,375
      18,080    Simon Property Group, Inc.                            442,960
      14,000    Spieker Properties, Inc.                              650,125
      16,500    Starwood Hotels & Resorts
                  Worldwide, Inc.                                     487,781
       7,000    Storage USA, Inc.                                     210,438
      16,800    Summit Properties, Inc.                               357,000
       5,000    Sun Communities, Inc.                                 161,875
                                                                  -----------
TOTAL REAL ESTATE INVESTMENT TRUSTS
  (IDENTIFIED COST $14,012,268)                                    15,764,659
                                                                  -----------

FIXED INCOME OBLIGATIONS - 18.7%

AUTOMOTIVE & RELATED - 0.5%
    $200,000    Ford Motor Credit Corp.,
                  6.11%, 12/28/2001                                   195,444
     250,000    Ford Motor Co., 6.375%, 2/1/2029                      200,578
                                                                  -----------
                Total                                                 396,022
                                                                  -----------

ENERGY - 0.3%
     250,000    Ashland Inc., Series F, 7.90%, 8/5/2006               241,584
                                                                  -----------

FINANCE - 4.2%
     250,000    Bear Stearns Companies Inc. (The),
                  6.45%, 8/1/2002                                     242,472
   1,000,000    Citigroup Inc., 9.50%, 3/1/2002                     1,031,656
     250,000    International Lease Finance Corp.,
                  8.375%, 12/15/2004                                  254,107
   1,000,000    Lehman Brothers Holdings, Inc.,
                  6.50%, 10/1/2002                                    969,010
     200,000    Merrill Lynch & Co., Inc.,
                  6.25%, 10/15/2008                                   177,150
     500,000    Morgan Stanley, Dean Witter & Co.,
                  5.625%, 1/20/2004                                   466,202
     365,000    Zurich Capital Trust, Company Guarantee,
                  Series 144A, 8.376%, 6/1/2037                       329,157
                                                                  -----------
                Total                                               3,469,754
                                                                  -----------

FOREIGN - 1.5%
     200,000    TransCanada PipeLines Ltd.,
                  9.875%, 1/1/2021                                    229,193
   1,000,000    TransCanada PipeLines Ltd.,
                  9.125%, 4/20/2006                                 1,043,979
                                                                  -----------
                Total                                               1,273,172
                                                                  -----------

INDUSTRIAL - 0.1%
     105,060    Dow Chemical Co., Series 1992-A1,
                  7.60%, 1/2/2002                                     105,100
                                                                  -----------

OIL & GAS - 0.4%
     250,000    Chevron Capital USA, Inc.,
                  7.45%, 8/15/2004                                    245,857
      50,000    Enron Corp., 7.625%, 9/10/2004                         49,325
                                                                  -----------
                Total                                                 295,182
                                                                  -----------

RETAILING & APPAREL - 0.6%
     500,000    Sears Roebuck Acceptance Corp.,
                  7.00%, 6/15/2007                                    463,116
                                                                  -----------

U.S. GOVERNMENT AGENCIES - 6.8%
  $1,000,000    Fannie Mae, 5.125%, 2/13/2004                         927,499
     500,000    Fannie Mae, 5.25%, 1/15/2009                          428,867
     250,000    Fannie Mae, 6.625%, 9/15/2009                         235,621
     332,600    Fannie Mae, 6.00%, 2/25/2011                          302,185
     250,000    Fannie Mae, 6.93%, 9/17/2012                          232,405
     247,076    Fannie Mae, 9.50%, 6/25/2020                          256,318
     750,000    Fannie Mae, 6.50%, 4/25/2023                          702,491
     250,000    Fannie Mae, 6.25%, 5/15/2029                          217,768
   2,000,000    Federal Home Loan Bank,
                  6.00%, 8/15/2002                                  1,949,680
     272,531    Ginnie Mae, 7.50%, 6/15/2027                          268,103
                                                                  -----------
                Total                                               5,520,937
                                                                  -----------

U.S. TREASURY SECURITIES - 3.7%
     685,000    U.S. Treasury Bond,
                  9.875%, 11/15/2015                                  911,906
     250,000    U.S. Treasury Bond,
                  9.00%, 11/15/2018                                   319,219
   1,500,000    U.S. Treasury Bond,
                  6.75%, 8/15/2026                                  1,585,782
   1,000,000    U.S. Treasury Strips,
                  0.00%, 11/15/2027, Principal Only                   192,121
                                                                  -----------
                Total                                               3,009,028
                                                                  -----------

UTILITIES - 0.6%
     500,000    ENSERCH Corp., 6.25%, 1/1/2003                        482,856
                                                                  -----------
TOTAL FIXED INCOME OBLIGATIONS
  (IDENTIFIED COST $15,886,703)                                    15,256,751
                                                                  -----------

SHORT-TERM INVESTMENTS - 21.4%

MUTUAL FUNDS - 4.9%
     500,000    Flex Funds                                            500,000
   1,000,000    Lindner Government
                  Money Market Fund                                 1,000,000
   2,500,000    RNC Money Market Fund                               2,500,000
                                                                  -----------
                Total                                               4,000,000
                                                                  -----------

REPURCHASE AGREEMENT - 14.1%
 $11,518,000    Donaldson, Lufkin and Jenrette
                  Securities Corp., 6.40%, dated
                  5/31/2000, due 6/1/2000,
                  repurchase price $11,520,046
                  (Collateralized by U.S.
                  Government Securities)                           11,518,000
                                                                  -----------

U.S. GOVERNMENT AGENCIES - 2.4%
   1,000,000    Sallie Mae, 6.35%, 7/20/2000                        1,000,000
   1,000,000    Sallie Mae, 6.24%, 3/7/2001                           998,927
                                                                  -----------
                Total                                               1,998,927
                                                                  -----------
TOTAL SHORT-TERM INVESTMENTS
  (IDENTIFIED COST $17,513,679)                                    17,516,927
                                                                  -----------
TOTAL INVESTMENTS - 99.7%
  (IDENTIFIED COST $61,149,923)                                    81,551,935
                                                                  -----------
OTHER ASSETS, LESS LIABILITIES - 0.3%                                 263,707
                                                                  -----------
TOTAL NET ASSETS - 100.0%                                         $81,815,642
                                                                  ===========

*       Non-income producing

ADR  --   American Depository Receipt
PLC  --   Public Limited Company

                      (See Notes to Financial Statements.)

Firstar Stellar Capital Appreciation Fund     May 31, 2000 (Unaudited)

 SHARES OR
 PRINCIPAL
   AMOUNT                                                             VALUE
 ---------                                                            -----
COMMON STOCKS - 98.1%

AEROSPACE & DEFENSE - 1.2%
      17,300    General Dynamics Corp.                             $1,021,781
                                                                  -----------

AIRLINES - 0.5%
      12,000    Alaska Air Group, Inc. *                              373,500
                                                                  -----------

APPLIANCES - 0.6%
      16,000    Maytag Corp.                                          524,000
                                                                  -----------

AUTOMOTIVE & RELATED - 0.5%
       2,000    Arvin Industries, Inc.                                 36,000
       3,000    Bandag, Inc.                                           74,438
       7,500    Lear Corp. *                                          175,781
       8,000    Meritor Automotive, Inc.                               99,500
                                                                  -----------
                Total                                                 385,719
                                                                  -----------

BANKING - 5.5%
      13,000    Astoria Financial Corp.                               354,250
      13,650    Charter One Financial, Inc.                           310,537
      25,000    City National Corp.                                   975,000
      13,000    Dime Bancorp, Inc.                                    237,250
      26,000    First Tennessee National Corp.                        533,000
      40,000    Hibernia Corp.                                        515,000
      11,000    Marshall & Ilsley Corp.                               533,500
      17,000    North Fork Bancorporation, Inc.                       281,563
      20,000    Sovereign Bancorp, Inc.                               137,500
      17,000    Zions Bancorporation                                  792,625
                                                                  -----------
                Total                                               4,670,225
                                                                  -----------

BUILDING & CONSTRUCTION - 3.7%
      14,400    Astec Industries, Inc. *                              372,600
      16,000    Granite Construction Inc.                             417,000
      19,000    Jacobs Engineering Group Inc. *                       631,750
      18,000    Martin Marietta Materials, Inc.                       880,875
       5,000    Rayonier Inc.                                         201,250
       6,000    Southdown, Inc.                                       368,250
       6,500    U.S.G. Corp. *                                        244,969
                                                                  -----------
                Total                                               3,116,694
                                                                  -----------

BUSINESS SERVICES - 0.2%
       5,000    Kelly Services, Inc., Class A                         115,000
                                                                  -----------

CHEMICALS - 0.7%
      20,000    Albemarle Corp.                                       440,000
       3,000    Fuller (H.B.) Co.                                     116,438
       3,000    Lubrizol Corp. (The)                                   69,375
                                                                  -----------
                Total                                                 625,813
                                                                  -----------

COMMERCIAL SERVICES - 0.0%
       4,000    Ogden Corp.                                            34,500
                                                                  -----------

COMPUTER PRODUCTS & SERVICES - 2.3%
      10,000    Keane, Inc. *                                         268,125
      24,000    Lexmark International Group, Inc.,
                  Class A *                                         1,674,000
                                                                  -----------
                Total                                               1,942,125
                                                                  -----------

COMPUTERS & SOFTWARE - 13.0%
      20,000    Citrix Systems, Inc. *                              1,052,500
      18,028    Computer Associates International, Inc.               928,442
      10,000    Electronic Arts, Inc. *                               638,750
      58,000    InterVoice-Brite, Inc. *                              826,500
      32,500    Intuit, Inc. *                                      1,178,125
       6,000    Network Associates, Inc. *                            131,250
       7,000    Rational Software Corp. *                             513,187
      20,000    Siebel Systems, Inc. *                              2,340,000
      10,000    Symantec Corp. *                                      657,500
      23,250    VERITAS Software Corp. *                            2,708,625
                                                                  -----------
                Total                                              10,974,879
                                                                  -----------

CONSUMER NON-DURABLES - 1.0%
      19,500    Cintas Corp.                                          858,000
                                                                  -----------

CONSUMER PRODUCTS - 0.1%
       5,000    Church & Dwight Co., Inc.                              90,938
                                                                  -----------

CONTAINERS - 0.3%
      12,000    Sonoco Products Co.                                   264,750
                                                                  -----------

DATA PROCESSING - 1.1%
      15,000    Fiserv, Inc. *                                        701,250
      30,000    Informix Corp. *                                      217,500
                                                                  -----------
                Total                                                 918,750
                                                                  -----------

DENTAL SUPPLIES & EQUIPMENT - 0.2%
       5,000    DENTSPLY International Inc.                           153,437
                                                                  -----------

DRUGS - 5.2%
      13,000    Biogen, Inc. *                                        708,500
      11,000    Forest Laboratories, Inc. *                           973,500
      27,000    IVAX Corp. *                                        1,015,875
      20,000    Mylan Laboratories, Inc.                              536,250
      26,000    Watson Pharmaceuticals, Inc. *                      1,147,250
                                                                  -----------
                Total                                               4,381,375
                                                                  -----------

ELECTRICAL PRODUCTS & INSTRUMENTS - 1.3%
      12,500    Molex Inc.                                            610,156
       8,000    Sanmina Corp. *                                       509,000
                                                                  -----------
                Total                                               1,119,156
                                                                  -----------

ELECTRONICS - SEMICONDUCTORS - 8.7%
      12,000    Applied Micro Circuits Corp. *                      1,191,000
      15,000    Cypress Semiconductor Corp. *                         630,938
      15,000    Integrated Device Technology, Inc. *                  711,562
      18,000    Linear Technology Corp.                             1,063,125
      10,500    Microchip Technology Inc. *                           596,039
       8,000    QLogic Corp. *                                        393,000
      15,750    Vishay Intertechnology, Inc. *                      1,114,313
      10,000    Vitesse Semiconductor Corp. *                         506,250
      15,000    Xilinx, Inc. *                                      1,141,875
                                                                  -----------
                Total                                               7,348,102
                                                                  -----------

ENTERTAINMENT - 0.1%
       5,000    Mandalay Resort Group *                               105,938
                                                                  -----------

FINANCE - 4.0%
      17,000    Edwards (AG), Inc.                                    593,937
      24,000    Finova Group, Inc.                                    286,500
      11,000    Investment Technology Group, Inc.                     371,250
      11,000    Jefferies Group, Inc.                                 222,063
      24,450    Old Kent Financial Corp.                              812,963
      30,000    Pinnacle West Capital Corp.                         1,072,500
                                                                  -----------
                Total                                               3,359,213
                                                                  -----------

FOOD & BEVERAGE - 1.4%
      16,000    Hormel Foods Corp.                                    277,000
      12,500    IBP, inc.                                             206,250
      25,000    Tyson Foods, Inc.                                     246,875
      26,000    Universal Foods Corp.                                 448,500
                                                                  -----------
                Total                                               1,178,625
                                                                  -----------

HEALTH CARE SERVICES & SUPPLIES - 0.9%
       4,000    Lincare Holdings Inc.                                $116,000
      12,004    Priority Healthcare Corp. *                           612,204
                                                                  -----------
                Total                                                 728,204
                                                                  -----------

HOME FURNISHINGS - 0.7%
      23,000    Leggett & Platt, Inc.                                 461,437
       7,000    Mohawk Industries, Inc. *                             166,688
                                                                  -----------
                Total                                                 628,125
                                                                  -----------

INSURANCE - 2.9%
       6,000    Allmerica Financial Corp.                             346,125
      12,000    American Financial Group, Inc.                        335,250

       6,000    Everest Re Group, Ltd.                                204,000
      18,000    Lincoln National Corp.                                697,500
      17,500    PMI Group, Inc. (The)                                 888,125
                                                                  -----------
                Total                                               2,471,000
                                                                  -----------

MACHINERY - 1.0%
      10,000    Black & Decker Corp. (The)                            365,000
       4,000    Imation Corp. *                                       113,250
       2,500    SPX Corp. *                                           263,281
       2,500    Tecumseh Products Co., Class A                        112,969
                                                                  -----------
                Total                                                 854,500
                                                                  -----------

MANUFACTURED HOUSING - 0.1%
      12,000    Clayton Homes, Inc.                                   106,500
                                                                  -----------

MANUFACTURING - 1.0%
      10,000    Carlisle Cos., Inc.                                   415,625
       5,000    Mark IV Industries, Inc.                              106,250
       5,000    Pentair, Inc.                                         196,250
       6,000    Trinity Industries, Inc.                              132,375
                                                                  -----------
                Total                                                 850,500
                                                                  -----------

MEDIA - 1.6%
      20,000    A. H. Belo Corp., Series A                            321,250
      13,000    Reader's Digest Association, Inc. (The)               440,375
       6,000    Univision Communications Inc. *                       618,000
                                                                  -----------
                Total                                               1,379,625
                                                                  -----------

MEDICAL PRODUCTS & SERVICES - 4.1%
      20,000    Chiron Corp. *                                        758,750
      20,600    CONMED Corp. *                                        496,975
      17,500    Genzyme Corp. *                                       994,219
      10,000    Stryker Corp.                                         378,125
      16,200    Trigon Healthcare, Inc. *                             810,000
                                                                  -----------
                Total                                               3,438,069
                                                                  -----------

NATURAL GAS - 2.8%
      29,100    Coastal Corp.                                       1,786,012
      11,000    El Paso Energy Corp.                                  566,500
                                                                  -----------
                Total                                               2,352,512
                                                                  -----------

OIL & GAS - 7.6%
      10,000    Amerada Hess Corp.                                    663,750
       5,000    Conoco Inc. - Class A                                 133,750
       8,000    ENSCO International Inc.                              279,500
      25,000    Global Marine Inc. *                                  707,812
       8,000    Grant Prideco, Inc. *                                 186,000
       4,000    Murphy Oil Corp.                                      259,500
      10,000    Nabors Industries, Inc. *                             430,000
       7,000    Noble Affiliates, Inc.                                275,188
      10,000    Noble Drilling Corp. *                                433,750
       6,000    Tidewater Inc.                                        233,250
      30,000    Tosco Corp.                                          $918,750
      20,000    Transocean Sedco Forex Inc.                           983,750
      20,000    Valero Energy Corp.                                   585,000
       8,000    Weatherford International, Inc. *                     344,500
                                                                  -----------
                Total                                               6,434,500
                                                                  -----------

PAPER & FOREST PRODUCTS - 0.5%
       6,000    Bowater Inc.                                          310,125
       9,000    Glatfelter (P.H.) Co.                                 106,312
                                                                  -----------
                Total                                                 416,437
                                                                  -----------

PLASTICS - 1.2%
      34,000    Spartech Corp.                                      1,007,250
                                                                  -----------

RESTAURANTS - 0.9%
       4,000    Outback Steakhouse, Inc. *                            121,250
      22,050    Sonic Corp. *                                         610,509
                                                                  -----------
                Total                                                 731,759
                                                                  -----------

RETAILING & APPAREL - 2.9%
       7,000    Abercrombie & Fitch Co. *                              68,688
       5,000    Bed Bath & Beyond Inc. *                              184,062
      15,000    Best Buy Co., Inc. *                                  960,000
       8,000    BJ's Wholesale Club, Inc. *                           248,000
       5,500    Claire's Stores, Inc.                                 111,375
      10,000    Lowe's Cos., Inc.                                     465,625
      19,100    Shopko Stores, Inc.                                   350,963
      10,000    Warnaco Group, Inc. (The)                              67,500
                                                                  -----------
                Total                                               2,456,213
                                                                  -----------

STEEL PRODUCTS - 0.1%
       8,000    AK Steel Holding Corp.                                 77,500
                                                                  -----------

TECHNOLOGY SERVICES - 0.9%
      30,000    Comdisco, Inc.                                        768,750
                                                                  -----------

TELECOMMUNICATIONS & EQUIPMENT - 6.5%
      15,000    BroadWing Inc. *                                      357,187
      17,000    CenturyTel, Inc.                                      459,000
      25,000    Comsat Corp.                                          612,500
      20,000    Comverse Technology, Inc. *                         1,827,500
      25,500    Dycom Industries, Inc. *                            1,235,156
      15,000    QUALCOMM Inc. *                                       995,625
                                                                  -----------
                Total                                               5,486,968
                                                                  -----------

TEXTILES - 0.1%
       8,000    Shaw Industries, Inc. *                               111,500
                                                                  -----------

TOBACCO - 0.1%
       4,000    Universal Corp.                                        92,750
                                                                  -----------

TRANSPORTATION - 1.1%
      24,000    Harley-Davidson, Inc.                                 894,000
                                                                  -----------

UNIT INVESTMENT TRUST - 4.1%
      40,000    Standard & Poor's MidCap 400
                  Depositary Receipts                               3,507,500
                                                                  -----------

UTILITIES - 5.4%
       8,000    Allegheny Energy, Inc.                                247,500
       7,000    American Water Works Company, Inc.                    163,625
      28,000    CMP Group, Inc.                                       812,000
      44,200    Energy East Corp.                                     944,775
      28,000    Montana Power Co. (The)                             1,058,750
      41,000    Northeast Utilities *                                 907,125
       8,000    OGE Energy Corp.                                      156,000
       8,000    UtiliCorp United Inc.                                 157,000
       6,000    Washington Gas Light Co.                              159,750
                                                                  -----------
                Total                                               4,606,525
                                                                  -----------
TOTAL COMMON STOCKS
  (IDENTIFIED COST $61,396,497)                                    82,963,207
                                                                  -----------

MUTUAL FUND - 0.5%
      44,779    Dean Small Cap Value Fund                             381,517
                                                                  -----------
TOTAL MUTUAL FUND
  (IDENTIFIED COST $452,849)                                          381,517
                                                                  -----------

SHORT-TERM INVESTMENT - 1.5%

REPURCHASE AGREEMENT - 1.5%
  $1,257,000    Donaldson, Lufkin and Jenrette
                  Securities Corp., 6.40%, dated
                  5/31/2000, due 6/1/2000, repurchase
                  price $1,257,223 (Collateralized by
                  U.S. Government Securities)                       1,257,000
                                                                  -----------
TOTAL SHORT-TERM INVESTMENT
  (IDENTIFED COST $1,257,000)                                       1,257,000
                                                                  -----------
TOTAL INVESTMENTS - 100.1%
  (IDENTIFIED COST $63,106,346)                                    84,601,724
                                                                  -----------
LIABILITIES, LESS OTHER ASSETS - (0.1)%                               (69,783)
                                                                  -----------
TOTAL NET ASSETS - 100.0%                                         $84,531,941
                                                                  ===========

*       Non-income producing

                      (See Notes to Financial Statements.)

Firstar Stellar International Equity Fund    May 31, 2000 (Unaudited)

 SHARES OR
 PRINCIPAL
   AMOUNT                                                              VALUE
 ---------                                                             -----
CLOSED-END INVESTMENT COMPANIES - 15.8%
      15,000    Asia Pacific Fund Inc.                               $128,438
      10,000    Asia Tigers Fund Inc.                                  80,000
      30,000    China Fund, Inc. (The)                                270,000
     100,000    France Growth Fund, Inc. (The)                      1,406,250
      10,000    Germany Fund, Inc. (The)                              143,750
      15,000    iShares MSCI France Index Fund                        421,875
      15,000    iShares MSCI Germany Index Fund                       371,250
     100,000    iShares MSCI Hong Kong Index Fund                   1,162,500
      10,000    iShares MSCI Italy Index Fund                         246,250
      85,000    iShares MSCI Singapore Index Fund                     563,125
     111,100    Italy Fund Inc. (The)                               1,958,138
      35,000    Japan Equity Fund, Inc. (The) *                       249,375
     175,000    Japan O.T.C. Equity Fund, Inc. *                    1,487,500
      50,000    Korea Fund, Inc. (The) *                              637,500
      20,000    Latin American Discovery
                  Fund, Inc. (The)                                    185,000
      50,000    Mexico Fund, Inc. (The)                               678,125
      53,628    Swiss Helvetia Fund, Inc. (The)                       744,088
      75,000    Templeton Emerging Markets Fund, Inc.                 660,938
                                                                  -----------
TOTAL CLOSED-END INVESTMENT COMPANIES
  (IDENTIFIED COST $10,445,196)                                    11,394,102
                                                                  -----------

MUTUAL FUNDS - 75.6%
     263,109    BT Institutional International
                  Equity Fund                                       4,333,405
     294,287    Federated International
                  Equity Fund, Class A                              7,848,637
      44,391    Federated International Small
                  Company Fund *                                    1,335,722
      40,431    Flex Partners International Equity Fund               668,324
     245,193    Founders Worldwide Growth Fund                      5,526,641
     160,549    Janus Worldwide Fund                               11,878,996
      41,934    Lexington Global Fund                                 476,792
     278,101    Morgan Stanley Global Equity
                  Allocation Fund                                   5,169,905
     185,172    Scudder Global Fund                                 5,532,940
     260,588    USAA World Growth Fund                              5,370,710
     181,374    Vanguard International Growth Fund                  4,037,375
      91,585    Vanguard International Value Fund                   2,483,786
                                                                  -----------
TOTAL MUTUAL FUNDS
  (IDENTIFIED COST $45,899,093)                                    54,663,233
                                                                  -----------

SHORT-TERM INVESTMENT - 8.6%

REPURCHASE AGREEMENT - 8.6%
  $6,177,000    Donaldson, Lufkin and Jenrette
                  Securities Corp., 6.40%, dated
                  5/31/2000, due 6/1/2000,
                  repurchase price $6,178,097
                  (Collateralized by U.S.
                  Government Securities)                            6,177,000
                                                                  -----------
TOTAL SHORT-TERM INVESTMENT
  (IDENTIFIED COST $6,177,000)                                      6,177,000
                                                                  -----------
TOTAL INVESTMENTS - 100.1%
  (IDENTIFIED COST $62,521,289)                                    72,234,335
                                                                  -----------
LIABILITIES, LESS OTHER ASSETS - (0.1)%                               (37,959)
                                                                  -----------
TOTAL NET ASSETS - 100.0%                                         $72,196,376
                                                                  ===========

*       Non-income producing

                      (See Notes to Financial Statements.)

Statements of Assets and Liabilities
May 31, 2000 (Unaudited)

                                                                   Firstar Stellar                  Firstar Stellar
                                   Firstar Stellar Firstar Stellar    Science &                         Capital     Firstar Stellar
                                    Growth Equity  Relative Value     Technology   Firstar Stellar   Appreciation    International
                                        Fund            Fund             Fund            Fund            Fund         Equity Fund
                                   --------------- --------------- --------------- ---------------  --------------- ---------------
ASSETS:
  Total investments in securities,
    at value                        $324,162,625     $559,084,503    $101,679,256     $81,551,935     $84,601,724      $72,234,335
  Cash                                        --            2,079              --           1,024           2,507               --
  Income receivable                      379,700        1,161,296           7,606         366,250          71,370            1,097
  Receivable for investments sold             --               --          75,593              --              --            2,413
  Receivable for Fund shares sold        370,070          230,941         207,325          27,949           4,387           64,092
  Other assets                            56,782           28,888          41,780          29,600          36,821           10,836
                                    ------------     ------------    ------------     -----------     -----------      -----------
      Total assets                   324,969,177      560,507,707     102,011,560      81,976,758      84,716,809       72,312,773
                                    ------------     ------------    ------------     -----------     -----------      -----------

LIABILITIES:
  Payable for investments purchased           --       10,672,583         110,050              --              --               --
  Payable for Fund shares redeemed       153,108          285,659          30,022           9,807          67,061           23,134
  Payable to bank                          9,677               --          24,740              --              --              397
  Options written, at value              436,875               --         816,625              --              --               --
  Payable to affiliates                  358,737          599,008         134,088         123,014         112,611           85,046
  Accrued expenses                        37,865           35,972          11,435          28,295           5,196            7,820
                                    ------------     ------------    ------------     -----------     -----------      -----------
      Total liabilities                  996,262       11,593,222       1,126,960         161,116         184,868          116,397
                                    ------------     ------------    ------------     -----------     -----------      -----------

NET ASSETS                          $323,972,915     $548,914,485    $100,884,600     $81,815,642     $84,531,941      $72,196,376
                                    ============     ============    ============     ===========     ===========      ===========

NET ASSETS CONSIST OF:
  Paid in capital                   $184,919,241     $303,348,617     $89,435,390     $58,215,105     $64,473,154      $58,322,002
  Accumulated undistributed
    net investment income (loss)           8,023        1,393,123        (351,737)        337,012        (183,769)          76,433
  Accumulated undistributed net
    realized gain (loss) on
    investments and options            3,418,633       10,557,711      (2,819,401)      2,861,513      (1,252,822)       4,084,895
  Net unrealized appreciation on
      investments and options        135,627,018      233,615,034      14,620,348      20,402,012      21,495,378        9,713,046
                                    ------------     ------------    ------------     -----------     -----------      -----------
      Total net assets              $323,972,915     $548,914,485    $100,884,600     $81,815,642     $84,531,941      $72,196,376
                                    ------------     ------------    ------------     -----------     -----------      -----------

NET ASSETS:
  A Shares                              $194,939      $49,126,067        $532,792     $38,761,539     $84,515,528      $72,196,376
  B Shares                           101,799,955       16,361,020      10,510,180          13,363          16,413               --
  Y Shares                           221,978,021      483,427,398      89,841,628      43,040,740              --               --
                                    ------------     ------------    ------------     -----------     -----------      -----------
      Total net assets              $323,972,915     $548,914,485    $100,884,600     $81,815,642     $84,531,941      $72,196,376
                                    ============     ============    ============     ===========     ===========      ===========

SHARES OUTSTANDING:
  A Shares                                 7,589        1,699,888          30,709       2,873,998       6,185,727        5,435,576
  B Shares                             3,961,050          567,939         606,646             991           1,201               --
  Y Shares                             8,615,579       16,699,261       5,152,013       3,191,454              --               --
                                    ------------     ------------    ------------     -----------     -----------      -----------
      Total shares outstanding        12,584,218       18,967,088       5,789,368       6,066,443       6,186,928        5,435,576
                                    ============     ============    ============     ===========     ===========      ===========

NET ASSET VALUE PER SHARE:
  A Shares                                $25.69           $28.90          $17.35          $13.49          $13.66           $13.28
  B Shares                                $25.70           $28.81          $17.33          $13.48          $13.67            --
  Y Shares                                $25.76           $28.95          $17.44          $13.49           --               --
                                    ------------     ------------    ------------     -----------     -----------      -----------
OFFERING PRICE PER SHARE:
  A Shares                                $27.19           $30.58          $18.36          $14.28          $14.46           $13.48
  B Shares                                $25.70           $28.81          $17.33          $13.48          $13.67            --
  Y Shares                                $25.76           $28.95          $17.44          $13.49           --               --
                                    ------------     ------------    ------------     -----------     -----------      -----------
REDEMPTION PROCEEDS PER SHARE:
  A Shares                                $25.69           $28.90          $17.35          $13.49          $13.66           $13.28
  B Shares                                $24.42           $27.37          $16.46          $12.81          $12.99            --
  Y Shares                                $25.76           $28.95          $17.44          $13.49           --               --
                                    ------------     ------------    ------------     -----------     -----------      -----------
Investments, at identified cost     $188,440,646     $325,469,469     $87,111,300     $61,149,923     $63,106,346      $62,521,289
                                    ============     ============    ============     ===========     ===========      ===========
Investments, at tax cost            $188,440,646     $325,469,469     $87,256,049     $61,156,594     $63,262,456      $62,521,289
                                    ============     ============    ============     ===========     ===========      ===========

                      (See Notes to Financial Statements.)

Statements of Operations
Six Months Ended May 31, 2000 (Unaudited)

                                                                   Firstar Stellar                  Firstar Stellar
                                   Firstar Stellar Firstar Stellar    Science &                         Capital     Firstar Stellar
                                    Growth Equity  Relative Value     Technology   Firstar Stellar   Appreciation    International
                                        Fund            Fund             Fund            Fund            Fund         Equity Fund
                                   --------------- --------------- --------------- ---------------  --------------- ---------------
INVESTMENT INCOME:
  Interest income                       $361,700         $675,388        $193,272        $945,345         $18,930         $152,358
  Dividend income                      1,529,407        5,353,109          45,065         806,193         386,488          340,515
                                     -----------      -----------      ----------      ----------      ----------       ----------
          Total income                 1,891,107        6,028,497         238,337       1,751,538         405,418          492,873
                                     -----------      -----------      ----------      ----------      ----------       ----------

EXPENSES:
  Investment advisory fees             1,181,568        2,028,631         386,093         409,136         416,423          270,243
  Shareholder services fees              394,263          675,983         107,751         107,628         109,493           90,316
  Administration fees                    173,297          297,533          47,189          47,374          48,218           39,636
  Distribution services fees -- A Shares      27           64,567              93          50,424              --               --
  Distribution services fees -- B Shares 125,178           19,293          26,080              10               3               --
  Transfer and dividend disbursing
    agent fees and expenses               58,347           94,349           3,224          26,132          12,157            7,829
  Custodian fees                          39,386           67,621          10,724          10,767          10,959            9,008
  Portfolio accounting fees               39,132           59,157          26,417          31,802          23,416           21,069
  Printing and postage                    22,101           24,575           2,133          14,494           2,769            2,665
  Federal and state registration fees      9,630           10,974          15,269           5,000           3,153            4,600
  Auditing fees                            6,326            6,652           5,999           6,310           5,809            5,809
  Trustees' fees                           2,602            2,602           2,602           2,602           2,602            2,602
  Legal fees                               1,082            1,050           1,090           1,050           1,082            1,082
  Miscellaneous                            2,562            5,673             382           1,456           1,273              915
                                     -----------      -----------      ----------      ----------      ----------       ----------
      Total expenses                   2,055,501        3,358,660         635,046         714,185         637,357          455,774
                                     -----------      -----------      ----------      ----------      ----------       ----------

Waiver --
  Waiver of shareholder services fees   (172,417)        (298,645)        (44,972)        (47,726)        (48,170)         (39,334)
                                     -----------      -----------      ----------      ----------      ----------       ----------
      Total waiver                      (172,417)        (298,645)        (44,972)        (47,726)        (48,170)         (39,334)
                                     -----------      -----------      ----------      ----------      ----------       ----------
          Net expenses                 1,883,084        3,060,015         590,074         666,459         589,187          416,440
                                     -----------      -----------      ----------      ----------      ----------       ----------
             NET INVESTMENT
               INCOME (LOSS)               8,023        2,968,482        (351,737)      1,085,079        (183,769)          76,433
                                     -----------      -----------      ----------      ----------      ----------       ----------

REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS AND OPTIONS:
Net realized gain (loss) on
  investments and options              5,101,396       11,261,910      (2,405,136)      2,924,473       2,033,818        4,407,234
Net change in unrealized appreciation
  on investments and options          16,471,768      (15,383,794)      4,909,386       2,542,220       7,280,813       (2,916,596)
                                     -----------      -----------      ----------      ----------      ----------       ----------
NET REALIZED AND UNREALIZED GAIN
  (LOSS) ON INVESTMENTS AND OPTIONS   21,573,164       (4,121,884)      2,504,250       5,466,693       9,314,631        1,490,638
                                     -----------      -----------      ----------      ----------      ----------       ----------
CHANGE IN NET ASSETS RESULTING
  FROM OPERATIONS                    $21,581,187      $(1,153,402)     $2,152,513      $6,551,772      $9,130,862       $1,567,071
                                     ===========      ===========      ==========      ==========      ==========       ==========

                      (See Notes to Financial Statements.)

Statements of Changes in Net Assets

                                                                   Firstar Stellar                         Firstar Stellar
                                                                    Growth Equity                           Relative Value
                                                                         Fund                                    Fund
                                                           -------------------------------         --------------------------------
                                                            Six Months                              Six Months
                                                              Ended             Year Ended            Ended             Year Ended
                                                           May 31, 2000        November 30,        May 31, 2000        November 30,
                                                           (Unaudited)             1999            (Unaudited)             1999
                                                           ------------        ------------        ------------        ------------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS--
Net investment income (loss)                                    $8,023           $212,364           $2,968,482          $3,713,860
Net realized gain (loss) on investments and options          5,101,396         (1,646,342)          11,261,910            (704,200)
Net change in unrealized appreciation
  on investments and options                                16,471,768         54,036,897          (15,383,794)         51,592,461
                                                          ------------       ------------         ------------        ------------
  Change in net assets resulting from operations            21,581,187         52,602,919           (1,153,402)         54,602,121
                                                          ------------       ------------         ------------        ------------

DISTRIBUTIONS TO SHAREHOLDERS--
  Distributions from net investment income
      A Shares                                                      --                 --             (162,330)           (307,136)
      B Shares                                                      --            (60,891)             (47,755)            (68,023)
      Y Shares                                                      --           (285,802)          (2,052,248)         (3,536,241)
  Distributions in excess of net investment income
      B Shares                                                      --             (6,262)                  --                  --
      Y Shares                                                      --           (110,533)                  --                  --
  Distributions from net realized gain on
    investments and options
      A Shares                                                      --                 --                   --            (202,285)
      B Shares                                                      --         (1,524,025)                  --             (32,646)
      Y Shares                                                      --         (2,792,926)                  --          (1,548,462)
                                                          ------------       ------------         ------------        ------------
  Change in net assets from distributions
      to shareholders                                               --         (4,780,439)          (2,262,333)         (5,694,793)
                                                          ------------       ------------         ------------        ------------

SHARE TRANSACTIONS--
Proceeds from sales of shares                               50,784,002         79,638,600           80,890,623         122,853,931
Net asset value of shares issued to shareholders
  in payment of distributions declared                              --          3,394,700            1,603,092           4,286,072
Cost of shares redeemed                                    (25,037,514)       (42,163,347)         (65,470,528)        (85,917,559)
                                                          ------------       ------------         ------------        ------------
  Change in net assets from share transactions              25,746,488         40,869,953           17,023,187          41,222,444
                                                          ------------       ------------         ------------        ------------
      Change in net assets                                  47,327,675         88,692,433           13,607,452          90,129,772
                                                          ------------       ------------         ------------        ------------

NET ASSETS:
Beginning of period                                        276,645,240        187,952,807          535,307,033         445,177,261
                                                          ------------       ------------         ------------        ------------
End of period                                             $323,972,915       $276,645,240         $548,914,485        $535,307,033
                                                          ------------       ------------         ------------        ------------
Accumulated undistributed net investment income
  included in net assets at end of period                       $8,023                 --           $1,393,123            $686,974
                                                          ============       ============         ============        ============


        Firstar Stellar                                                  Firstar Stellar                 Firstar Stellar
           Science &                                                         Capital                      International
           Technology                   Firstar Stellar                   Appreciation                        Equity
              Fund                            Fund                            Fund                             Fund
  ---------------------------     ----------------------------     ---------------------------     ----------------------------
  Six Months                       Six Months                      Six Months                       Six Months
     Ended       Period Ended        Ended         Year Ended         Ended        Year Ended         Ended         Year Ended
 May 31, 2000    November 30,     May 31, 2000    November 30,    May 31, 2000    November 30,     May 31, 2000    November 30,
  (Unaudited)    1999(a)          (Unaudited)         1999         (Unaudited)        1999         (Unaudited)         1999
 ------------    ------------     ------------    ------------    ------------    ------------     ------------    ------------

   $(351,737)       $(71,140)      $1,085,079      $2,562,087       $(183,769)      $(274,917)         $76,433       $149,811
  (2,405,136)       (414,265)       2,924,473         (40,690)      2,033,818        (795,404)       4,407,234        607,379

   4,909,386       9,710,962        2,542,220       4,101,153       7,280,813       5,283,313       (2,916,596)    13,062,240
------------     -----------      -----------     -----------     -----------     -----------      -----------    -----------
   2,152,513       9,225,557        6,551,772       6,622,550       9,130,862       4,212,992        1,567,071     13,819,430
------------     -----------      -----------     -----------     -----------     -----------      -----------    -----------

          --              --         (449,946)     (1,236,235)             --              --               --       (485,816)
          --              --               --              --              --              --               --             --
          --              --         (578,096)     (1,687,173)             --              --               --             --

          --              --               --              --              --              --               --             --
          --              --               --              --              --              --               --             --


          --              --               --      (4,024,886)             --              --         (655,386)      (838,069)
          --              --               --              --              --              --               --             --
          --              --               --      (4,995,329)             --              --               --             --
------------     -----------      -----------     -----------     -----------     -----------      -----------    -----------
          --              --       (1,028,042)    (11,943,623)             --              --         (655,386)    (1,323,885)
------------     -----------      -----------     -----------     -----------     -----------      -----------    -----------

  61,965,324      33,788,522        3,030,617       9,831,132       1,449,102      24,201,262       14,749,222     12,639,693

          --              --          931,317      10,753,017              --              --          470,440        963,609
  (5,513,950)       (733,366)     (15,293,405)    (32,824,225)    (11,305,194)    (23,137,932)      (3,430,563)   (15,061,986)
------------     -----------      -----------     -----------     -----------     -----------      -----------    -----------
  56,451,374      33,055,156      (11,331,471)    (12,240,076)     (9,856,092)      1,063,330       11,789,099     (1,458,684)
------------     -----------      -----------     -----------     -----------     -----------      -----------    -----------
  58,603,887      42,280,713       (5,807,741)    (17,561,149)       (725,230)      5,276,322       12,700,784     11,036,861
------------     -----------      -----------     -----------     -----------     -----------      -----------    -----------

  42,280,713              --       87,623,383     105,184,532      85,257,171      79,980,849       59,495,592     48,458,731
------------     -----------      -----------     -----------     -----------     -----------      -----------    -----------
$100,884,600     $42,280,713      $81,815,642     $87,623,383     $84,531,941     $85,257,171      $72,196,376    $59,495,592
============     ===========      ===========     ===========     ===========     ===========      ===========    ===========

   $(351,737)             --         $337,012        $279,975       $(183,769)             --          $76,433             --
============     ===========      ===========     ===========     ==========-     ===========      ===========    ===========

(a) Reflects operations for the period from August 9, 1999 (date of initial public investment) to November 30, 1999.

                      (See Notes to Financial Statements.)

Financial Highlights
(For a share outstanding throughout each period)

                                                 NET REALIZED
                                                     AND                                           DISTRIBUTIONS     DISTRIBUTIONS
                 NET ASSET                        UNREALIZED                     DISTRIBUTIONS     IN EXCESS OF        FROM NET
                  VALUE,            NET         GAIN (LOSS) ON    TOTAL FROM       FROM NET             NET          REALIZED GAIN
PERIOD ENDED     BEGINNING       INVESTMENT      INVESTMENTS      INVESTMENT      INVESTMENT        INVESTMENT      ON INVESTMENTS
NOVEMBER 30,     OF PERIOD     INCOME (LOSS)     AND OPTIONS      OPERATIONS        INCOME          INCOME (F)        AND OPTIONS
------------     ---------      ------------     -----------      ----------      ----------      ---------------     -----------
FIRSTAR STELLAR GROWTH EQUITY FUND

A SHARES
2000(l)           $26.95            --               (1.26)          (1.26)          --                --                --

B SHARES
1995(d)           $10.00             0.24             2.67            2.91           (0.21)            --                --
1996              $12.70             0.17             3.12            3.29           (0.16)            --                (0.66)
1997              $15.17             0.19             2.97            3.16           (0.14)            --                (1.02)
1998              $17.17             0.02             3.32            3.34           (0.03)            --                (0.96)
1999              $19.52            (0.04)            4.88            4.84           (0.02)            (0.00)(i)         (0.45)
2000(k)           $23.89            (0.02)            1.83            1.81           --                --                --

Y SHARES
1997(c)           $16.46             0.03             0.73            0.76           (0.04)            --                --
1998              $17.18             0.06             3.30            3.36           (0.07)            --                (0.96)
1999              $19.51             0.07             4.83            4.90           (0.05)            (0.01)            (0.45)
2000(k)           $23.90             0.01             1.85            1.86           --                --                --

FIRSTAR STELLAR RELATIVE VALUE FUND

A SHARES
1995              $11.36             0.29             3.65            3.94           (0.28)            --                --
1996              $15.02             0.27             4.01            4.28           (0.26)            --                (0.01)
1997              $19.03             0.67             4.45            5.12           (0.28)            --                (0.39)
1998              $23.48             0.11             3.66            3.77           (0.17)            --                (0.82)
1999              $26.26             0.10             3.01            3.11           (0.16)            --                (0.11)
2000(k)           $29.10             0.13            (0.24)          (0.11)          (0.09)            --                --

B SHARES
1998(b)           $26.01             0.14             0.24            0.38           (0.11)            --                --
1999              $26.28             0.16             2.94            3.10           (0.18)            --                (0.11)
2000(k)           $29.09             0.13            (0.32)          (0.19)          (0.09)            --                --

Y SHARES
1997(a)           $22.67             0.08             0.81            0.89           (0.07)            --                --
1998              $23.49             0.18             3.65            3.83           (0.23)            --                (0.82)
1999              $26.27             0.23             2.96            3.19           (0.23)            --                (0.11)
2000(k)           $29.12             0.16            (0.21)          (0.05)          (0.12)            --                --

FIRSTAR STELLAR SCIENCE & TECHNOLOGY FUND

A SHARES
2000(l)           $21.93            (0.05)           (4.53)          (4.58)          --                --                --

B SHARES
1999(e)           $10.00            --                4.52            4.52           --                --                --
2000(k)           $14.52            (0.09)            2.90            2.81           --                --                --

Y SHARES
1999(e)           $10.00            --                4.56            4.56           --                --                --
2000(k)           $14.56            (0.06)            2.94            2.88           --                --                --

FIRSTAR STELLAR FUND

A SHARES
1995              $10.90             0.34             1.33            1.67           (0.35)            --                (0.05)
1996              $12.17             0.34             1.62            1.96           (0.34)            --                (0.20)
1997              $13.59             0.36             1.18            1.54           (0.36)            --                (0.50)
1998              $14.27             0.38             0.35            0.73           (0.35)            --                (1.30)
1999              $13.35             0.31             0.52            0.83           (0.35)            --                (1.16)
2000(k)           $12.67             0.16             0.81            0.97           (0.15)            --                --


B SHARES
2000(l)           $13.76             0.03            (0.31)          (0.28)          --                --                --

Y SHARES
1995              $10.90             0.38             1.32            1.70           (0.38)            --                (0.05)
1996              $12.17             0.37             1.62            1.99           (0.37)            --                (0.20)
1997              $13.59             0.40             1.18            1.58           (0.40)            --                (0.50)
1998              $14.27             0.42             0.36            0.78           (0.39)            --                (1.30)
1999              $13.36             0.35             0.51            0.86           (0.39)            --                (1.16)
2000(k)           $12.67             0.18             0.81            0.99           (0.17)            --                --


                                                           RATIOS TO AVERAGE NET ASSETS
                                                    -------------------------------------------        NET ASSETS,
                   NET ASSET                                       NET               EXPENSE               END          PORTFOLIO
     TOTAL        VALUE, END        TOTAL                       INVESTMENT           WAIVER/            OF PERIOD        TURNOVER
 DISTRIBUTIONS     OF PERIOD      RETURN (G)       EXPENSES       INCOME        REIMBURSEMENT (H)     (000 OMITTED)        RATE
 -------------    ----------      ----------       --------     ----------      -----------------     ------------       --------

     --             $25.69           (4.68)%        1.42%(j)      (0.07)%(j)          0.09%(j)              $195             9%

     (0.21)         $12.70           29.44%         1.17%(j)       2.00%(j)           0.23%(j)           $48,699           171%
     (0.82)         $15.17           27.34%         1.19%          1.31%              0.20%              $85,311            96%
     (1.16)         $17.17           22.65%         1.09%          0.86%              0.20%              $45,025            60%
     (0.99)         $19.52           20.76%         1.34%          0.12%              0.20%              $66,478            48%
     (0.47)         $23.89           25.26%         1.36%         (0.08)%             0.16%              $90,468            28%
     --             $25.70            7.58%         1.36%(j)      (0.17)%(j)          0.11%(j)          $101,800             9%

     (0.04)         $17.18            4.59%         1.06%(j)       0.68%(j)           0.20%(j)          $109,087            60%
     (1.03)         $19.51           20.91%         1.09%          0.37%              0.20%             $121,475            48%
     (0.51)         $23.90           25.61%         1.11%          0.17%              0.16%             $186,177            28%
     --             $25.76            7.78%         1.11%(j)       0.08%(j)           0.11%(j)          $221,978             9%



     (0.28)         $15.02           35.10%         1.06%          2.17%              0.20%             $131,979            24%
     (0.27)         $19.03           28.86%         1.04%          1.71%              0.20%             $215,843            16%
     (0.67)         $23.48           27.69%         1.01%          1.40%              0.20%              $37,748            18%
     (0.99)         $26.26           16.67%         1.29%          0.70%              0.20%              $50,925            26%
     (0.27)         $29.10           11.89%         1.30%          0.52%              0.16%              $54,825            11%
     (0.09)         $28.90           (0.38)%        1.35%(j)       0.88%(j)           0.11%(j)           $49,126             4%

     (0.11)         $26.28            1.50%         1.04%(j)       0.95%(j)           0.20%(j)            $7,847            26%
     (0.29)         $29.09           11.84%         1.30%          0.52%              0.16%              $14,278            11%
     (0.09)         $28.81           (0.65)%        1.35%(j)       0.88%(j)           0.11%(j)           $16,361             4%

     (0.07)         $23.49            3.93%         1.00%(j)       1.35%(j)           0.20%(j)          $312,056            18%
     (1.05)         $26.27           16.95%         1.04%          0.95%              0.20%             $386,405            26%
     (0.34)         $29.12           12.20%         1.05%          0.77%              0.16%             $466,203            11%
     (0.12)         $28.95           (0.15)%        1.10%(j)       1.13%(j)           0.11%(j)          $483,427             4%



     --             $17.35          (20.88)%        1.61%(j)      (1.10)%(j)          0.09%(j)              $533            31%

     --             $14.52           45.20%         1.94%(j)      (1.19)%(j)          0.15%(j)            $1,345            16%
     --             $17.33           19.35%         1.98%(j)      (1.43)%(j)          0.11%(j)           $10,510            31%

     --             $14.56           45.60%         1.69%(j)      (0.94)%(j)          0.15%(j)           $40,936            16%
     --             $17.44           19.78%         1.30%(j)      (0.75)%(j)          0.11%(j)           $89,842            31%



     (0.40)         $12.17           15.67%         1.65%          2.98%              0.20%              $48,902           104%
     (0.54)         $13.59           16.64%         1.66%          2.76%              0.20%              $50,094            65%
     (0.86)         $14.27           11.94%         1.56%          2.63%              0.20%              $50,398            64%
     (1.65)         $13.35            5.74%         1.65%          2.71%              0.20%              $46,613            77%
     (1.51)         $12.67            6.92%         1.60%          2.49%              0.16%              $40,133            39%
     (0.15)         $13.49            7.65%         1.68%(j)       2.39%(j)           0.11%(j)           $38,762             5%

     --             $13.48           (2.03)%        2.26%(j)       1.82%(j)           0.09%(j)               $13             5%

     (0.43)         $12.17           15.97%         1.40%          3.23%              0.20%              $64,754           104%
     (0.57)         $13.59           16.94%         1.39%          2.85%              0.20%              $67,047            65%
     (0.90)         $14.27           12.22%         1.31%          2.89%              0.20%              $63,742            64%
     (1.69)         $13.36            6.11%         1.40%          2.96%              0.20%              $58,572            77%
     (1.55)         $12.67            7.15%         1.35%          2.74%              0.16%              $47,491            39%
     (0.17)         $13.49            7.78%         1.43%(j)       2.64%(j)           0.11%(j)           $43,041             5%

(a) Reflects operations for the period from August 18, 1997 (date of initial public investment) to November 30, 1997.
(b) Reflects operations for the period from March 31, 1998 (date of initial public investment) to November 30, 1998.
(c) Reflects operations for the period from August 18, 1997 (date of initial public investment) to November 30, 1997.
(d) Reflects operations for the period from December 12, 1994 (date of initial public investment) to November 30, 1995.
(e) Reflects operations for the period from August 9, 1999 (date of initial public investment) to November 30, 1999.
(f) Distributions are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles.
(g) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.
(h) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.
(i)       Less than one cent per share.
(j)       Computed on an annualized basis.
(k)       For the six months ended May 31, 2000 (unaudited).
(l) Reflects operations for the period from March 31, 2000 (date of initial public investment) to May 31, 2000 (unaudited).

                      (See Notes to Financial Statements.)

(For a share outstanding throughout each period)

                                                 NET REALIZED
                                                     AND                                           DISTRIBUTIONS     DISTRIBUTIONS
                 NET ASSET                        UNREALIZED                     DISTRIBUTIONS     IN EXCESS OF        FROM NET
                  VALUE,            NET         GAIN (LOSS) ON    TOTAL FROM       FROM NET             NET          REALIZED GAIN
PERIOD ENDED     BEGINNING       INVESTMENT      INVESTMENTS      INVESTMENT      INVESTMENT        INVESTMENT      ON INVESTMENTS
NOVEMBER 30,     OF PERIOD     INCOME (LOSS)     AND OPTIONS      OPERATIONS        INCOME          INCOME (B)        AND OPTIONS
------------     ---------      ------------     -----------      ----------      ----------      ---------------     -----------
FIRSTAR STELLAR CAPITAL APPRECIATION FUND

A SHARES
1995              $10.15             0.03             1.72            1.75           (0.04)            (0.00)(e)         (0.04)
1996              $11.82            (0.03)            1.05            1.02           --                --                (0.29)
1997              $12.55             0.02             1.77            1.79           --                --                --
1998              $14.34            (0.05)            0.56            0.51           (0.02)            --                (3.08)
1999              $11.75            --                0.57            0.57           --                --                --
2000(g)           $12.32            (0.03)            1.37            1.34           --                --                --

B SHARES
2000(h)           $14.89            --               (1.22)          (1.22)          --                --                --

FIRSTAR STELLAR INTERNATIONAL EQUITY FUND

A SHARES
1998(a)           $10.00             0.05             0.34            0.39           (0.04)            --                --
1999              $10.35             0.09             2.78            2.87           (0.10)            --                (0.18)
2000(g)           $12.94             0.01             0.47            0.48           --                --                (0.14)


                                                           RATIOS TO AVERAGE NET ASSETS
                                                    -------------------------------------------        NET ASSETS,
                   NET ASSET                                       NET               EXPENSE               END          PORTFOLIO
     TOTAL        VALUE, END        TOTAL                       INVESTMENT           WAIVER/            OF PERIOD        TURNOVER
 DISTRIBUTIONS     OF PERIOD      RETURN (C)       EXPENSES       INCOME        REIMBURSEMENT (D)     (000 OMITTED)        RATE
 -------------    ----------      ----------       --------     ----------      -----------------     ------------       --------

    (0.08)          $11.82          17.35%          1.47%          0.28%               0.21%             $56,430           144%
    (0.29)          $12.55           8.95%          1.32%         (0.24)%              0.20%             $79,163           174%
    --              $14.34          14.26%          1.29%          0.16%               0.20%             $83,118           262%
    (3.10)          $11.75           4.75%          1.32%         (0.44)%              0.20%             $79,981            94%
    --              $12.32           4.85%          1.31%         (0.33)%              0.16%             $85,257            92%
    --              $13.66          10.88%          1.35%(f)      (0.42)%(f)           0.11%(f)          $84,516             1%

    --              $13.67          (8.19)%         2.17%(f)      (1.02)%(f)           0.09%(f)              $16             1%

    (0.04)          $10.35           3.95%          1.31%(f)       0.37%(f)            0.20%(f)          $48,459             3%
    (0.28)          $12.94          28.44%          1.13%          0.27%               0.16%             $59,496            34%
    (0.14)          $13.28           3.70%          1.15%(f)       0.21%(f)            0.11%(f)          $72,196             7%

(a) Reflects operations for the period from December 3, 1997 (date of initial public investment) to November 30, 1998.
(b) Distributions are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles.
(c) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.
(d) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.
(e)       Less than one cent per share.
(f)       Computed on an annualized basis.
(g)       For the six months ended May 31, 2000 (unaudited).
(h) Reflects operations for the period from March 31, 2000 (date of initial public investment) to May 31, 2000 (unaudited).

                      (See Notes to Financial Statements.)

Notes to Financial Statements
MAY 31, 2000 (UNAUDITED)

(1) ORGANIZATION

Firstar Stellar Funds (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company. The Trust consists of ten diversified portfolios and two non-diversified portfolios. The financial statements of the following portfolios (individually referred to as the "Fund", or collectively as the "Funds") are presented herein along with each Fund's investment objective:

PORTFOLIO NAME                          INVESTMENT OBJECTIVE
--------------                          --------------------
Firstar Stellar Growth Equity           Maximize capital appreciation.
  Fund ("Growth Equity Fund")

Firstar Stellar Relative Value          Maximize total return, a combination
  Fund ("Relative Value Fund")            of income and capital appreciation.

Firstar Stellar Science &               Maximize growth and capital
  Technology Fund ("Science               appreciation by investing in the
  & Technology Fund")                     science and technology industry.

Firstar Stellar Fund                    Maximize total return, a combination
  ("Stellar Fund")                        of dividend income and capital
                                          appreciation.

Firstar Stellar Capital                 Maximize capital appreciation.
  Appreciation Fund
  ("Capital Appreciation Fund")

Firstar Stellar International           Long-term capital appreciation.
  Equity Fund ("International
  Equity Fund")

The financial statements of the Money Market and Bond Funds are presented separately. The assets of each portfolio are segregated and a shareholder's interest is limited to the portfolio in which shares are held.

Class A Shares are subject to an initial sales charge imposed at the time of purchase, in accordance with the Funds' prospectus. The maximum sales charge on Class A Shares in the Growth Equity Fund, Relative Value Fund, Science & Technology Fund, Stellar Fund and Capital Appreciation Fund is 5.50% of the offering price or 5.82% of the net asset value. The maximum sales charge on Class A Shares in the International Equity Fund is 1.50% of the offering price or 1.52% of the net asset value. The Class B Shares are subject to a contingent deferred sales charge at the time of redemption, in accordance with the Funds' prospectus. The maximum sales charge is 5% for redemptions in the first year, 4% in the second year, 3% in the third and fourth years, 2% in the fifth year, 1% in the sixth year and 0% thereafter.

(2) SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with generally accepted accounting principles.

A. INVESTMENT VALUATIONS

Equity securities traded on a securities exchange and securities traded in the over-the-counter market are valued at the last reported sales price on the day of valuation; other securities for which no sale was reported on that date, are valued at the last quoted bid price. Corporate and municipal bonds, asset-backed securities and U.S. government securities are valued using the last quoted bid price as furnished by an independent pricing service. Short-term securities with remaining maturities of sixty days or less at the time of purchase are valued at amortized cost, which approximates fair market value. Investments in open-end regulated investment companies are valued at net asset value.

B. REPURCHASE AGREEMENTS

It is the policy of the Funds to require a custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System, or to have segregated within the custodian bank's vault, all securities held as collateral under repurchase agreement transactions. Additionally, procedures have been established by the Funds to monitor, on a daily basis, the market value of each repurchase agreement's collateral to ensure that the value of collateral at least equals the repurchase price to be paid under the repurchase agreement transaction.

The Funds will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Funds' adviser to be creditworthy pursuant to the guidelines and/or standards approved or established by the Board of Trustees (the "Trustees"). Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreement. Accordingly, the Funds could receive less than the repurchase price on the sale of collateral securities.

C. INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS

Interest income and expenses are accrued daily. Dividend income is recorded on the ex-dividend date. Net investment income, other than class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based upon the relative net asset value of outstanding shares (or the value of dividend-eligible shares, as appropriate) of each class of shares at the beginning of the day (after adjusting for the current day's capital share activity of the respective class). Distributions to shareholders are recorded on the ex-dividend date.

D. FEDERAL TAXES

It is each Fund's policy to comply with the provisions of the Internal Revenue Code, as amended, (the "Code") applicable to regulated investment companies and to distribute to shareholders each year substantially all of its income. Accordingly, no provisions for federal taxes are necessary.

The character of distributions made during the year from net investment income or net realized gain may differ from the characterization for federal income tax purposes due to differences in the recognition of income, expense and gain items for financial statement and tax purposes. Where appropriate, reclassifications between net asset accounts are made for such differences that are permanent in nature.

At November 30, 1999, the following Funds for federal tax purposes, had capital loss carryforwards, as noted below, which will reduce the Fund's taxable income arising from future net realized gains on investments, if any, to the extent permitted by the Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Funds of any liability for federal tax.

                                         TOTAL CAPITAL-LOSS
      FUND                                  CARRYFORWARD
-----------------------------            ------------------
Growth Equity Fund                          $1,146,324
Relative Value Fund                            704,200
Science & Technology Fund                      384,655
Stellar Fund                                    56,291
Capital Appreciation Fund                    3,120,094

Pursuant to the Code, the capital loss carryforwards for the Growth Equity Fund, Relative Value Fund, Science & Technology Fund, and Stellar Fund will expire in the year 2007. The capital loss carryforward for the Capital Appreciation Fund of $2,491,236 will expire in the year 2006 and $628,858 will expire in the year 2007.

E. WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS

The Funds may engage in when-issued or delayed delivery transactions. The Funds record when-issued securities on the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on the settlement date.

F. OPTION CONTRACTS WRITTEN

The Growth Equity Fund, Science & Technology Fund, Stellar Fund and Capital Appreciation Fund may write "covered" call option contracts. All of the Funds may also write "covered" put options. A written option obligates the Funds to deliver (a call) or to receive (a put) thecontract amount upon exercise by the holder of the option. The principal reason for writing call or put options is to obtain, through receipt of premiums, a greater current return than would be realized on underlying securities alone. By writing call options, the Fund may forego potential gains on the underlying security. By writing a put option, the Fund risks becoming obligated to purchase the underlying security for more than its current market price upon exercise. Premiums received from writing options are recorded as a liability and an unrealized gain or loss is measured by the difference between the current value and the premium received. For the six months ended May 31, 2000, the Growth Equity Fund and the Science & Technology Fund had net realized gain (loss) on options contracts, written and purchased, of $796,107 and $(472,851), respectively.

At May 31, 2000, the Relative Value Fund, Stellar Fund and the Capital Appreciation Fund had no outstanding options and had no written option activity during the year. The following is a summary of the Growth Equity Fund and the Science & Technology Fund written options activity:

                                                    GROWTH EQUITY FUND
                                             --------------------------------
                                             NUMBER OF
                                             CONTRACTS           PROCEEDS*
                                             ---------         --------------
Outstanding at November 30, 1999                 450               $52,299
Contracts opened                               4,380             1,221,666
Contracts expired                               (980)              (77,802)
Contracts exercised                              (75)              (95,947)
Contracts closed                              (2,925)             (758,302)
                                              ------             ---------
Outstanding at May 31, 2000                      850              $341,914
                                              ======             =========

                                                SCIENCE & TECHNOLOGY FUND
                                             --------------------------------
                                             NUMBER OF
                                             CONTRACTS           PROCEEDS*
                                             ---------         --------------
Outstanding at November 30, 1999                 165              $105,251
Contracts opened                               1,671             2,085,394
Contracts expired                                (45)              (37,274)
Contracts exercised                             (197)             (294,122)
Contracts closed                              (1,226)             (990,232)
                                              ------             ---------
Outstanding at May 31, 2000                      368              $869,017
                                              ======             =========

*       Represents premium received less commissions paid.

G. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in the financial statements. Actual results could differ from those estimates.

H. OTHER

Investment transactions are accounted for on the trade date.

(3) SHARES OF BENEFICIAL INTEREST

The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Transactions in Fund shares were as follows:

                                                                       GROWTH EQUITY FUND
                                                                    -------------------------
                                                                          PERIOD ENDED
                                                                        MAY 31, 2000(A)
                                                                    -------------------------
A SHARES                                                             SHARES         DOLLARS
----------------------------------------------------------------   ----------    ------------
Shares sold                                                            7,616        $198,853
Shares redeemed                                                          (27)           (676)
                                                                   ---------     -----------
     Net change resulting from A Share transactions                    7,589        $198,177
                                                                   ---------     -----------

                                                                                        GROWTH EQUITY FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                    YEAR ENDED
                                                                          MAY 31, 2000                  NOVEMBER 30, 1999
                                                                    -------------------------       --------------------------
B SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                          453,070     $11,570,913         811,292      $17,246,658
Shares issued to shareholders in payment of distributions declared        --              --          80,016        1,585,822
Shares redeemed                                                     (279,789)     (7,172,298)       (509,022)     (10,955,687)
                                                                   ---------     -----------      ----------     ------------
     Net change resulting from B Share transactions                  173,281      $4,398,615         382,286       $7,876,793
                                                                   ---------     -----------      ----------     ------------

                                                                                        GROWTH EQUITY FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                    YEAR ENDED
                                                                          MAY 31, 2000                  NOVEMBER 30, 1999
                                                                    -------------------------       --------------------------
Y SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                        1,522,541     $39,014,236       2,900,159      $62,374,132
Shares issued to shareholders in payment of distributions declared        --              --          90,953        1,808,878
Shares redeemed                                                     (698,113)    (17,864,540)     (1,425,496)     (31,189,850)
                                                                   ---------     -----------      ----------     ------------
     Net change resulting from Y Share transactions                  824,428      21,149,696       1,565,616       32,993,160
                                                                   ---------     -----------      ----------     ------------
     Net change resulting from Fund Share transactions             1,005,298     $25,746,488       1,947,902      $40,869,953
                                                                   =========     ===========      ==========     ============
(a)       For the period from March 31, 2000 (date of initial public investment)to May 31, 2000.

                                                                                        RELATIVE VALUE FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                    YEAR ENDED
                                                                          MAY 31, 2000                  NOVEMBER 30, 1999
                                                                    -------------------------       --------------------------
A SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                           75,620      $2,118,623         299,582       $8,019,398
Shares issued to shareholders in payment of distributions declared     5,497         158,500          18,148          499,780
Shares redeemed                                                     (265,018)     (7,577,541)       (373,125)     (10,113,300)
                                                                   ---------     -----------      ----------     ------------
     Net change resulting from A Share transactions                 (183,901)    $(5,300,418)        (55,395)     $(1,594,122)
                                                                   ---------     -----------      ----------     ------------

                                                                                        RELATIVE VALUE FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                    YEAR ENDED
                                                                          MAY 31, 2000                  NOVEMBER 30, 1999
                                                                    -------------------------       --------------------------
B SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                          130,347      $3,673,418         255,384       $7,217,633
Shares issued to shareholders in payment of distributions declared     1,648          47,297           3,622           99,904
Shares redeemed                                                      (54,845)     (1,552,904)        (66,816)      (1,894,117)
                                                                   ---------     -----------      ----------     ------------
     Net change resulting from B Share transactions                   77,150      $2,167,811         192,190       $5,423,420
                                                                   ---------     -----------      ----------     ------------

                                                                                        RELATIVE VALUE FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                    YEAR ENDED
                                                                          MAY 31, 2000                  NOVEMBER 30, 1999
                                                                    -------------------------       --------------------------
Y SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                        2,610,981     $75,098,582       3,775,254     $107,616,900
Shares issued to shareholders in payment of distributions declared    48,345       1,397,295         133,255        3,686,388
Shares redeemed                                                   (1,967,326)    (56,340,083)     (2,609,960)     (73,910,142)
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from Y Share transactions                  692,000      20,155,794       1,298,549       37,393,146
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from Fund Share transactions               585,249     $17,023,187       1,435,344      $41,222,444
                                                                 ===========     ===========      ==========     ============

                                                                    SCIENCE & TECHNOLOGY FUND
                                                                    -------------------------
                                                                          PERIOD ENDED
                                                                         MAY 31, 2000(B)
                                                                    -------------------------
A SHARES                                                             SHARES         DOLLARS
----------------------------------------------------------------   ----------    ------------
Shares sold                                                           31,133        $568,014
Shares redeemed                                                         (424)         (7,456)
                                                                 -----------     -----------
     Net change resulting from A Share transactions                   30,709        $560,558
                                                                 -----------     -----------

                                                                                     SCIENCE & TECHNOLOGY FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                   PERIOD ENDED
                                                                          MAY 31, 2000                 NOVEMBER 30, 1999(C)
                                                                    -------------------------       --------------------------
B SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                          537,924     $10,457,916          92,691       $1,197,347
Shares redeemed                                                      (23,943)       (440,749)            (26)            (374)
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from B Share transactions                  513,981     $10,017,167          92,665       $1,196,973
                                                                 -----------     -----------      ----------     ------------

                                                                                     SCIENCE & TECHNOLOGY FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                   PERIOD ENDED
                                                                          MAY 31, 2000                 NOVEMBER 30, 1999(C)
                                                                    -------------------------       --------------------------
Y SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                        2,600,962     $50,939,394       2,872,516      $32,591,175
Shares redeemed                                                     (260,440)     (5,065,745)        (61,025)        (732,992)
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from Y Share transactions                2,340,522      45,873,649       2,811,491       31,858,183
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from Fund Share transactions             2,885,212     $56,451,374       2,904,156      $33,055,156
                                                                 ===========     ===========      ==========     ============
(b)       For the period fromMarch 31, 2000 (date of initial public investment) to May 31, 2000.
(c)       For the period from August 9, 1999 (date of initial public investment) to November 30, 1999.

                                                                                           STELLAR FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                    YEAR ENDED
                                                                          MAY 31, 2000                  NOVEMBER 30, 1999
                                                                    -------------------------       --------------------------
A SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                           39,809        $530,566         182,505       $2,276,850
Shares issued to shareholders in payment of distributions declared    32,828         439,027         423,844        5,167,728
Shares redeemed                                                     (365,673)     (4,894,737)       (930,028)     (11,580,535)
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from A Share transactions                 (293,036)    $(3,925,144)       (323,679)     $(4,135,957)
                                                                 -----------     -----------      ----------     ------------


                                                                          STELLAR FUND
                                                                    -------------------------
                                                                          PERIOD ENDED
                                                                        MAY 31, 2000(D)
                                                                    -------------------------
B SHARES                                                             SHARES         DOLLARS
----------------------------------------------------------------   ----------    ------------
Shares sold                                                              991         $13,369
                                                                 -----------     -----------
     Net change resulting from B Share transactions                      991         $13,369
                                                                 -----------     -----------

                                                                                           STELLAR FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                    YEAR ENDED
                                                                          MAY 31, 2000                  NOVEMBER 30, 1999
                                                                    -------------------------       --------------------------
Y SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                          184,692      $2,486,682         609,006       $7,554,282
Shares issued to shareholders in payment of distributions declared    36,831         492,290         458,380        5,585,289
Shares redeemed                                                     (778,012)    (10,398,668)     (1,704,441)     (21,243,690)
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from Y Share transactions                 (556,489)     (7,419,696)       (637,055)      (8,104,119)
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from Fund Share transactions              (848,534)   $(11,331,471)       (960,734)    $(12,240,076)
                                                                 ===========     ===========      ==========     ============
(d)       For the period from March 31, 2000 (date of initial public investment) to May 31, 2000.

                                                                                     CAPITAL APPRECIATION FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                    YEAR ENDED
                                                                          MAY 31, 2000                  NOVEMBER 30, 1999
                                                                    -------------------------       --------------------------
A SHARES                                                             SHARES         DOLLARS           SHARES        DOLLARS
----------------------------------------------------------------   ----------    ------------       ----------    ------------
Shares sold                                                          105,130      $1,432,442       2,086,877      $24,201,262
Shares redeemed                                                     (839,945)    (11,305,194)     (1,972,219)     (23,137,932)
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from A Share transactions                 (734,815)    $(9,872,752)        114,658       $1,063,330
                                                                 -----------     -----------      ----------     ------------

                                                                    CAPITAL APPRECIATION FUND
                                                                    -------------------------
                                                                          PERIOD ENDED
                                                                        MAY 31, 2000(E)
                                                                    -------------------------
B SHARES                                                             SHARES         DOLLARS
----------------------------------------------------------------   ----------    ------------
Shares sold                                                            1,201         $16,660
                                                                 -----------     -----------
     Net change resulting from B Share transactions                    1,201          16,660
                                                                 -----------     -----------      ----------     ------------
     Net change resulting from Fund Share transactions              (733,614)    $(9,856,092)        114,658       $1,063,330
                                                                 ===========     ===========      ==========     ============
(e)       For the period from March 31, 2000 (date of initial public investment) to May 31, 2000.

                                                                                     INTERNATIONAL EQUITY FUND
                                                                    ----------------------------------------------------------
                                                                        SIX MONTHS ENDED                    YEAR ENDED
                                                                          MAY 31, 2000                  NOVEMBER 30, 1999
                                                                    -------------------------       --------------------------
A SHARES                                                                     SHARES                           SHARES
----------------------------------------------------------------    -------------------------       --------------------------
Shares sold                                                                 1,048,155                       1,131,759
Shares issued to shareholders in payment of distributions declared             34,464                          93,554
Shares redeemed                                                              (243,595)                     (1,311,311)
                                                                            ---------                     -----------
     Net change resulting from A Share transactions                           839,024                         (85,998)
                                                                            =========                     ===========

(4) INVESTMENT ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A. GENERAL

Certain officers of Firstar Investment Research & Management Company, LLC (FIRMCO) and Firstar Mutual Fund Services, LLC ("Firstar") serve as officers of the Trust. FIRMCO and Firstar are related by virtue of each being a subsidiary of Firstar Corporation.

B. INVESTMENT ADVISORY FEES

FIRMCO serves as the Trust's investment adviser (the "Adviser"). Prior to April 1, 2000, the Funds were managed by Firstar Bank, N.A. As part of an internal restructuring of the investment advisory function within Firstar Corporation, the investment management resources of Firstar Bank, N.A. have been consolidated with those of FIRMCO. The Adviser receives for its services an annual investment advisory fee based on a percentage of each Fund's average daily net assets as follows:

       FUND                                 ANNUAL RATE
--------------------                        -----------
Growth Equity Fund                             0.75%
Relative Value Fund                            0.75%
Science & Technology Fund                      0.90%
Stellar Fund                                   0.95%
Capital Appreciation Fund                      0.95%
International Equity Fund                      0.75%

C. ADMINISTRATIVE FEES

Firstar provides the Funds with certain administrative personnel and services. Firstar receives a fee at an annual rate of 0.11% of the average daily net assets of each Fund for the period.

D. DISTRIBUTION SERVICES FEES

Pursuant to the provisions of a distribution plan adopted in accordance with the Investment Company Act Rule 12b-1 (the "Plan"), A Shares of all the Funds and B Shares of the Growth Equity Fund and Relative Value Fund may pay to the distributor of the Funds an amount computed at an annual rate of up to 0.25% of the average daily net assets to finance any activity which is principally intended to result in the sale of shares subject to the Plan. B Shares of the Stellar Fund, Science & Technology Fund and Capital Appreciation Fund may pay at an annual rate of up to 0.75% of the average daily net assets. Edgewood Services, Inc. serves as the distributor of the Funds.

Currently, all of the Funds except the International Equity Fund are accruing and paying 12b-1 fees.

E. SHAREHOLDER SERVICES FEES

Under the terms of the Shareholder Services Agreement with Firstar Bank, N.A., each Fund may pay Firstar Bank, N.A. up to 0.25% of average daily net assets of the Funds for the period. As of February 1, 2000, the Shareholder Servicing fee was changed to 0.16% of average daily net assets. The fee paid to Firstar Bank, N.A. is used to finance certain services for shareholders and to maintain shareholder accounts. Firstar Bank, N.A. can modify or terminate this limitation at any time at its sole discretion.

F. TRANSFER AND DIVIDEND DISBURSING AGENT FEES

Firstar serves as transfer and dividend disbursing agent for the Funds. The fee paid to Firstar is based on the size, type, and number of accounts and transactions made by shareholders.

G. PORTFOLIO ACCOUNTING FEES

Firstar is the Funds' accounting services agent. Firstar is responsible for maintaining the Funds' accounting records for which it receives a fee. The fee is based on the level of each Fund's average daily net assets for the period, subject to an annual minimum of $39,000 per Fund, plus out-of-pocket expenses.

H. CUSTODIAN FEES

Firstar Bank, N.A. is the Funds' custodian for which it receives a fee. The fee is based on the level of each Fund's average daily net assets for the period, plus out-of-pocket expenses.

(5) INVESTMENT TRANSACTIONS

Purchases and sales of investments, excluding short-term securities, for the six months ended May 31, 2000, were as follows:

                                                            PURCHASES                                SALES

                                                U.S. GOVERNMENT      OTHER              U.S. GOVERNMENT        OTHER
                                                ---------------      -----              ---------------        -----
   Growth Equity Fund                                     --      $50,105,541                      --        $27,927,520
   Relative Value Fund                                    --       23,675,507                      --         21,850,059
   Science & Technology Fund                              --       77,780,324                      --         24,706,976
   Stellar Fund                                     $705,383        3,179,708              $3,896,773         16,645,614
   Capital Appreciation Fund                              --          880,152                      --         11,805,830
   International Equity Fund                              --       13,594,272                      --          4,556,132

                                                                                       GROSS               GROSS
                                              COST OF          NET UNREALIZED        UNREALIZED          UNREALIZED
                                            INVESTMENTS         APPRECIATION        APPRECIATION        DEPRECIATION
                                            FOR FEDERAL         FOR FEDERAL         FOR FEDERAL         FOR FEDERAL
                                            TAX PURPOSES        TAX PURPOSES        TAX PURPOSES        TAX PURPOSES
                                            ------------        ------------        ------------        ------------
Growth Equity Fund                          $188,440,646        $135,627,018        $144,528,109         $8,901,091
Relative Value Fund                          325,469,469         233,615,034         255,592,911         21,977,877
Science & Technology Fund                     87,256,049          14,423,207          25,296,709         10,873,502
Stellar Fund                                  61,156,594          20,395,341          21,467,339          1,071,998
Capital Appreciation Fund                     63,262,456          21,339,268          27,612,180          6,272,912
International Equity Fund                     62,521,289           9,713,046          11,459,845          1,746,799

(6) CONCENTRATION OF CREDIT RISK

The Stellar Fund invests in equity and fixed-income securities of non-U.S. issuers. Although, the Stellar Fund maintains a diversified investment portfolio, the political or economic developments within a particular country or region may have an adverse effect on the ability of domiciled issuers to meet their obligations. Additionally, political or economic developments may have an effect on the liquidity and volatility of portfolio securities and currency holdings.

At May 31, 2000, the diversification of industries was as follows:

                                                       PERCENT OF
   INDUSTRY                                            NET ASSETS
   --------                                            ----------
Banking & Financial Services                              35.2%
Capital Goods                                              1.3
Consumer Cyclicals                                         6.6
Consumer Non-Durables                                     13.9
Energy                                                     7.7
Manufacturing                                              2.3
Miscellaneous                                              2.9
Services                                                   2.6
Technology                                                19.6
Utilities                                                  7.9
                                                         ------
                                                         100.0%
                                                         =====

Trustees                                  Officers

Thomas L. Conlan Jr.                   Bruce R. Laning
                                          PRESIDENT
Dr. Alfred Gottschalk                  Joseph C. Neuberger
                                          VICE PRESIDENT
Dr. Robert J. Hill                     Cheryl L. King
                                          TREASURER
Dawn M. Hornback                       Elaine E. Richards
                                          SECRETARY
Lawrence M. Turner

William H. Zimmer III

  Mutual funds are not bank deposits or obligations, are not guaranteed by any bank, and are not insured or guaranteed by the U.S. government or the Federal Deposit Insurance Corporation. Investment in mutual funds involves investment risks, including the possible loss of principal. Although money market funds seek to maintain a stable net asset value of $1.00 per share, there is no assurance that they will be able to do so.

 This report is authorized for distribution to prospective investors only when preceded or accompanied by the Trust's prospectus which contains facts concerning its objectives and policies, management fees, expenses and other information.

    Edgewood Services, Inc. is the distributor of the Firstar Stellar Funds.

FIRSTAR STELLAR FUNDS ARE AVAILABLE THROUGH:

 .    THE FIRSTAR FUNDS CENTER,

 .    FINANCIAL CONSULTANTS WHO ARE EITHER REGISTERED
     REPRESENTATIVES OF FIRSTAR INVESTMENT SERVICES, INC.,
     A REGISTERED BROKER/DEALER, NASD AND SIPC MEMBER,
     OR REGISTERED REPRESENTATIVES OF MDS SECURITIES,
     A DIVISION OF CONSECO FINANCIAL SERVICES, INC.,
     A REGISTERED BROKER/DEALER, NASD AND SIPC MEMBER,

 .    AND THROUGH SELECTED SHAREHOLDER ORGANIZATIONS.

This report is authorized for distribution only when preceded or accompanied by a current prospectus.

FOR ACCOUNT BALANCE AND INVESTOR SERVICES INFORMATION
1-800-677-FUND
1-414-287-3808

FIRSTAR STELLAR FUNDS
615 EAST MICHIGAN STREET
P.O. BOX 701
MILWAUKEE, WI 53201-0701

WWW.FIRSTARSTELLARFUNDS.COM

(FIRSTAR STELLAR FUNDS LOGO)